UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIGIMARC CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIGIMARC CORPORATION

8500 S.W. Creekside Place

Beaverton, Oregon 97008

FORMAL NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 7, 2025

To the Shareholders of Digimarc Corporation:

Annual Meeting Time and Location

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Digimarc Corporation, an Oregon corporation (“Digimarc,” “Company,” “we,” or “our”), will be held on May 7, 2025, at the headquarters of Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, Oregon 97008, at 11:00 a.m., local time.

Annual Meeting Agenda

The purposes of the Annual Meeting will be:

1.	Election of Directors. To elect seven directors for a term of one year (Proposal No. 1);

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 2);

3.	Advisory Vote to Approve Executive Compensation. To approve, by non-binding vote, the compensation paid to our executive officers (Proposal No. 3);

4.	Approval of Employee Stock Purchase Plan. To approve the Digimarc Corporation Employee Stock Purchase Plan (Proposal No. 4);

5.	Approval of Amendments to the Digimarc Corporation 2018 Incentive Plan. To approve the amendments to the Digimarc Corporation 2018 Incentive Plan (Proposal No. 5); and

6.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on March 12, 2025, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Proxy Material Availability

We are making our proxy materials available to our shareholders over the Internet. You may read, print, and download our annual report and proxy statement at the Investor Relations section of our website at www.digimarc.com, on the Company, Investors page. This proxy statement is first being sent to shareholders on or about March 25, 2025, when we will mail to our shareholders a notice containing instructions on how to access our 2025 proxy statement and 2024 annual report to shareholders via the Internet and how to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual meeting materials electronically.

We Urge You to Vote

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares as directed in the proxy card for the Annual Meeting as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you subsequently decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,
/s/ George Karamanos
George Karamanos
Secretary

Beaverton, Oregon

March 25, 2025

Table of Contents to the Proxy Statement for the 2025 Annual Meeting of Shareholders

DIGIMARC CORPORATION

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

General Information

The Board of Directors of Digimarc Corporation, an Oregon corporation (“Digimarc,” “Company,” “we,” or “our”), is soliciting proxies to be used at the annual meeting of shareholders (the “Annual Meeting”) to be held on May 7, 2025, at 11:00 a.m., local time, at our headquarters, located at 8500 S.W. Creekside Place, Beaverton, Oregon 97008, and any adjournment or postponement of the Annual Meeting. Notice of, and electronic access to, this proxy statement, the form of proxy, and our 2024 annual report to shareholders (which together we refer to as our “proxy materials”) are first being provided to shareholders on or about March 25, 2025. The shares represented by the proxies received, properly marked, dated, executed, and not revoked, will be voted at the Annual Meeting by the proxy holders designated on the proxy.

The Board fixed the close of business on March 12, 2025, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 21,548,263 shares of our common stock, $0.001 par value per share, were outstanding and entitled to vote at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. There must be a quorum for the Annual Meeting to be held. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy. Our Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, but even more significantly, will help us reduce waste and our impact on the environment. Please help out by requesting copies by email or using web access. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How to Vote

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

If you hold shares directly as the shareholder of record, you may vote your shares by following the instructions set forth on the proxy card. If you hold shares beneficially in street name, you may vote your shares by following the instructions set forth in the notice provided by your broker, bank, trust, or other holder of record. In most cases, you may submit your voting instructions by mail, by telephone, or via the Internet by following the instructions in the proxy card or voting instruction card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 16-digit control number found on the Notice that you received. The voting procedures are designed to comply with Oregon law, to authenticate the shareholder’s identity, and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

Revocability of Proxy

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet or by telephone, by delivering a written notice of revocation to the Corporate Secretary of Digimarc, by submitting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in a stock brokerage account or by a bank or other nominee, you must obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the Annual Meeting.

Any written notice revoking a proxy should be sent to Digimarc Corporation, Attention: George Karamanos, Executive Vice President, Chief Legal Officer, Compliance Officer, and Corporate Secretary (“Secretary”), 8500 S.W. Creekside Place, Beaverton, Oregon 97008, or hand delivered to the Secretary at or before the vote at the Annual Meeting.

Solicitation

Digimarc solicits proxies by mail and by direct contact to eligible shareholders. Besides this solicitation by mail, our directors, officers, and other employees may solicit proxies. These persons will not receive any additional compensation for assisting in the solicitation. We will also request that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners. We will reimburse these persons and our transfer agent for their reasonable out-of-pocket expenses incurred in forwarding these materials. Digimarc will bear the cost of soliciting proxies.

Vote Required: Treatment of Abstentions and Broker Non-Votes

Abstentions are shares that abstain from voting on a particular matter. Broker non-votes occur when shares are held in “street name” by brokers or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote those shares on a particular matter. Abstentions and broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal.

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each proposal, and the manner in which votes will be counted:

Registrant’s Proposals	Voting Options	Vote Required for Proposal to Succeed	Effect of Abstentions	Effect of Broker Non-votes
Election of directors	For or withhold on each nominee.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The seven candidates who receive the greatest number of votes will be elected directors. Under Digimarc’s Plurality Plus rule, a director who does not receive a majority of the votes cast in an uncontested election must submit a resignation to the Board.

			Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.
Ratification of selection of KPMG LLP	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Brokers have discretion to vote.
Advisory vote to approve executive compensation	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.
Approval of Employee Stock Purchase Plan	For, against, or abstain	The votes cast in favor of the proposal exceed the votes cast opposing the proposal	Not counted as votes cast and therefore no effect	Not counted as votes cast and therefore no effect.
Approval of the amendments to the Digimarc Corporation 2018 Incentive Plan	For, against, or abstain	The votes cast in favor of the proposal exceed the votes cast opposing the proposal	Not counted as votes cast and therefore no effect	Not counted as votes cast and therefore no effect.

Principal Executive Offices of Digimarc

Our principal executive offices are located at 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

OPERATIONS OF THE BOARD AND ITS COMMITTEES

Board of Directors Meetings and Attendance

The Board of Directors had seven formal meetings in 2024, together with a number of informational sessions between meetings. Each current serving director attended over 75% of the aggregate number of meetings of the Board of Directors and of applicable committees on which they served in 2024. We encourage but do not require director attendance at our Annual Meeting of shareholders. Five of the seven directors attended Digimarc’s Annual Meeting of shareholders held on June 7, 2024.

Board Leadership and Structure

Katie Kool serves as Chair of the Board and is also an independent director. As the Chair of the Board, Ms. Kool works closely with our Chief Executive Officer and Board member, Riley McCormack, the other Board members, and the leadership team to strengthen the Company’s work in and commitment to sustainability practices, engage with and represent the shareholder community, and address new ways to enhance overall Board and Company operations.

Board Independence

The Board has been, and continues to be, a strong proponent of Board independence. Currently, all our directors other than the Chief Executive Officer, including each member of the Board’s Audit Committee, Compensation and Talent Management Committee, and Governance, Nominating, and Sustainability Committee, are independent directors under the Nasdaq listing rules.

The Board believes that Digimarc’s corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee Digimarc’s management and key issues related to long-range business plans, long-range strategic matters and risks, and integrity. The following are keys to independent oversight:

●	The independent directors meet at regularly scheduled Board meetings, in an executive session chaired by the Chair of the Board without the Chief Executive Officer or other management present.

●

In addition to presiding over these executive sessions, the Chair of the Board serves as the principal liaison between the independent directors and management and determines information to be sent to the Board, meeting agendas, and meeting schedules.

●	Each director is encouraged to suggest items for the Board agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting.

●

The independent Chair of the Board’s significant, clearly delineated duties and responsibilities are highly effective in providing oversight of management and direct accountability to shareholders by ensuring that the Board’s views and directives are communicated to and understood by management.

●

Our corporate governance principles provide that the Board and all Board committees, including those whose members are exclusively independent directors, may seek financial, legal, or other expert advice from a source independent of management, with funding provided by Digimarc.

Board Committees

The Board of Directors had three standing committees for 2024: an Audit Committee, a Compensation and Talent Management Committee, and a Governance, Nominating, and Sustainability Committee. The current members of these committees as of the date of this proxy statement are set forth in the following table:

Members of the Board Committees

Non-Employee Directors	Audit	Governance, Nominating & Sustainability	Compensation and Talent Management
LaShonda Anderson-Williams		Member	Chair
Sheila Cheston	Member	Chair	Member
Sandeep Dadlani	Member
Katie Kool	Member		Member
Dana Mcilwain	Chair	Member
Michael Park		Member	Member

The Board’s Role in Risk Oversight

The Roles of Management and the Board. Digimarc’s management is responsible for identifying, assessing, and managing the material risks facing Digimarc. The Board performs an important role in the review and oversight of risks, and generally oversees Digimarc’s risk management practices and processes, with a strong emphasis on financial and entity-level controls.

Delegation to Board Committees. The Board has delegated primary oversight of the management of risks to its committees. In particular, the Board has delegated:

●

To the Audit Committee, financial and accounting risks, and information technology security risks, which include risks to the security of our infrastructure and systems, as well as artificial intelligence (“AI ”) governance;

●	To the Compensation and Talent Management Committee, compensation risks, employment policy risks, benefit program risks, and key personnel retention risks; and

●

To the Governance, Nominating, and Sustainability Committee, environmental and social risks, governance and compliance risks related to confidential reporting (via a “hotline”), personnel actions, ethics, related-party transactions, conflicts of interests and litigation, and other entity-level risks.

Each of these committees reviews these specific risk areas on a quarterly basis and routinely reports to the Board regarding that committee’s oversight and findings.

Routine Reporting and Review Process.  To permit the Board and its committees to perform their respective risk-oversight roles, individual members of management who supervise Digimarc’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with independent directors. In addition, the Board oversees and participates annually in a process of risk assessment that is designed to identify the most salient enterprise risks facing Digimarc’s business and to evaluate how the Company’s corporate strategies align with those risks.

Annual Risk Assessment and Review.  On an annual basis, the Chief Legal Officer and Chief Financial Officer of Digimarc prepare, and the executive management team reviews, a master risk assessment analysis (which provides an aggregate listing of strategic, financial, employee, operational, legal, compliance, internal process, and similar risks) and provide to the Board their assessment of the immediacy and intensity of the risks. The analysis focuses on the various types of risks that can affect the operations and financial performance of the Company. The management team identifies and categorizes the key risks facing the Company and then ranks these risks as to their seriousness and probability based on management’s assessment of the risk relative to Digimarc’s operating environment. Taking into consideration Digimarc’s risk controls and mitigation plans, the Board reviews management’s analysis to identify and assess the degree and likelihood of the risks profiled. Having directors who are both knowledgeable about and sensitive to various aspects of the market and industry risks facing our business ensures that risks are reviewed from multiple vantage points.

Finally, the Board oversees organizational structure, policies, and procedures at Digimarc, such as the Code of Business Conduct and other internal policies and guidelines designed to support Digimarc’s corporate governance guidelines and to comply with the laws, rules, and regulations that apply to Digimarc’s business operations. Policies and procedures also allow for the Board to receive information from employees, vendors, and other interested parties. For example, the Board maintains a hotline where employees, vendors, and other interested parties may anonymously report suspected violations of any applicable law by any employee or agent, questionable accounting or auditing matters, or other ethical or legal matters. The Chair of the Board, the Chair of the Governance, Nominating, and Sustainability Committee, and the Chair of the Audit Committee receive any communication received via this hotline by default (as long as that individual is not named in the communication).

Audit Committee

We have a standing Audit Committee of the Board, consisting of Mr. Mcilwain (Chair), Ms. Cheston, Mr. Dadlani, and Ms. Kool. Mr. McIlwain and Ms. Cheston were appointed to the Audit Committee in October 2024. During 2024, the Audit Committee had four formal meetings. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is posted on our website, www.digimarc.com, on the Company/Corporate-Governance page.

The committee is responsible for overseeing the quality and integrity of our accounting, auditing, and financial reporting practices, the audits of our financial statements, internal control over financial reporting, and other duties assigned by the Board. The committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, our processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements.

The committee is also responsible for overseeing risks in the areas of information technology, cybersecurity standards, AI governance, and in overseeing the training and testing within those areas.

The committee serves as our Qualified Legal Compliance Committee.

The committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm engaged to issue an audit report on our financial statements and internal controls over financial reporting, and to perform other audit, review, and attestation services for us. The committee is responsible for resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Board has determined that each of the members of the Audit Committee:

●	meets the requirements for “independence” set forth in Nasdaq Listing Rules 5605(a)(2) and 5605(c)(2) and applicable SEC rules; and

●	has the requisite financial sophistication called for by Nasdaq Listing Rule 5605(c)(2).

The Board also has determined that each of Mr. Mcilwain and Ms. Kool satisfy the requirements for an “audit committee financial expert” in compliance with Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation and Talent Management Committee

We have a standing Compensation and Talent Management Committee, consisting of Ms. Anderson-Williams (Chair), Ms. Cheston, Ms. Kool, and Mr. Park. Ms. Cheston was appointed to the Compensation and Talent Management Committee in October 2024. The committee had five formal meetings in 2024. The committee has a written charter, a copy of which is available on our website, www.digimarc.com, on the Company/Corporate-Governance page. The Board has determined that all members of the Compensation and Talent Management Committee are “independent” as that term is defined in Nasdaq Listing Rules 5605(a)(2) and 5605(d)(2) and “outside” directors in accordance with Internal Revenue Code Section 162(m).

The committee has the authority and responsibility to:

●	review, establish and approve, on an annual basis, the philosophy and strategy for the compensation of the executive officers and overall compensation strategy of the Company;

●	administer our annual and long-term compensation plans;

●	review and make recommendations to the Board with respect to director compensation;

●	review and discuss with management annual compensation matters, if applicable;

●	recommend to the Board inclusion of a discussion and analysis of compensation in the annual report on Form 10-K and the proxy statement, if applicable;

●	create and approve a Compensation and Talent Management Committee Report;

●	review and approve compensation agreements and arrangements between us and our executive officers;

●	perform other duties and functions assigned by the Board from time to time that are consistent with the committee’s charter, our Bylaws, and governing law;

●	review and oversee the Company’s human capital management; pay equity initiatives; policies, programs and processes relating to talent management; retirement plans; and similar policies and programs;

●	review and oversee succession planning for the executive leadership team (excluding the Chief Executive Officer);

●

provide oversight of an effective shareholder outreach program, in coordination with the Audit Committee and the Governance, Nominating, and Sustainability Committee, and participate in outreach to shareholders as appropriate;

●	provide oversight on matters such as stock ownership guidelines, succession planning, compensation recoupment or claw-back provisions, and similar policies and programs; and

●	review and ensure the accuracy and completeness of the Compensation Discussion and Analysis and the say-on-pay materials in the Company’s proxy statement.

The committee’s role includes a particular focus on the compensation of our executive officers and non-employee directors and the administration of our equity incentive plans and significant employee benefit programs. The committee may, under its charter, delegate any of its responsibilities to subcommittees of the committee as necessary and appropriate.

Governance, Nominating, and Sustainability Committee

We have a standing Governance, Nominating, and Sustainability Committee, consisting of Ms. Cheston (Chair), Ms. Anderson-Williams, Mr. Mcilwain, and Mr. Park. Ms. Cheston and Mr. Mcilwain were appointed to the committee in October 2024. The committee had four formal meetings in 2024. The Board has adopted a written charter for the committee, a copy of which is posted on our website at www.digimarc.com, on the Company/Corporate-Governance page. The Board has determined that all members of the committee are “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

The Board has delegated to the committee the responsibility for:

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the quality and integrity of our corporate governance practices and for optimizing the composition and competence of the Board and its committees by searching for and recommending individuals for election to the Board;

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the review, monitoring, and general oversight of our policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements, which includes monitoring compliance with the Sarbanes-Oxley Act of 2002;

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the review, monitoring, and general oversight of other governance laws and regulations, and the development, monitoring, and enforcement of the corporate governance principles applicable to the Company;

●	the structure of the Board and its committees, and the oversight of annual evaluations of the Board and the committees;

●	recruitment of individuals to become members of the Board and evaluating their qualifications under the guidelines described under “Director Nomination Policy” below;

●	review and oversight of succession planning for the Company’s Chief Executive Officer;

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the Company’s sustainability efforts, including alignment of the Company’s policies and practices with the environmental, social, and governance guidelines of governmental and institutional investor constituencies, and the Company’s policies and programs involving human capital and shareholder outreach; and

●	the performance of other duties and functions as requested by the Board from time to time consistent with its charter, our Bylaws and governing law.

Nomination Functions and Processes

Director Nomination Policy

The Governance, Nominating, and Sustainability Committee has a formal written policy addressing the nominating process, a copy of which is available on our website at www.digimarc.com, attached as an exhibit to the Governance, Nominating, and Sustainability Committee charter located on the Company/Corporate-Governance page of the site. Pursuant to its written policy addressing the nominating process:

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The Governance, Nominating, and Sustainability Committee welcomes and encourages recommendations of director candidates from our shareholders and will consider any director candidates recommended by our shareholders, provided that the information regarding director candidates who are recommended is submitted to the committee in compliance with the terms of its policy. Director candidate recommendations from shareholders must be provided in writing, include prescribed information, and be sent to Digimarc’s Secretary at the address of our principal executive offices.

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In evaluating a potential candidate’s qualifications for nomination to the Board, the Governance, Nominating, and Sustainability Committee will consider the potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board. Operational and leadership experiences in our strategic areas are important elements of the director search criteria. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that it should be a diverse body, and the Governance, Nominating and Sustainability Committee will consider whether a potential candidate would contribute to a broad variety of opinions, perspectives, backgrounds, and personal and professional experiences on the Board.

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The Governance, Nominating, and Sustainability Committee also reviews annually the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board. Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with their service as a director, and attend at least 75% of all Board and applicable committee meetings.

Director Identification and Evaluation Process

The Governance, Nominating, and Sustainability Committee’s process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves an internal assessment of the qualifications and performance of incumbent members of the Board, compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates, and, as appropriate, preparing and presenting to the Board an analysis with regard to a candidate. The committee will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, will effectively serve the shareholders’ long-term interests and contribute to our overall corporate goals.

There are no differences in the manner in which the Governance, Nominating, and Sustainability Committee evaluates nominees for director positions based on whether the nominee is recommended by a shareholder or identified by the Governance, Nominating, and Sustainability Committee. The committee may, from time to time, pay professional search firms to assist in the identification and evaluation of potential director nominees.

Progress in Recruiting a More Diverse Board

As of the Annual Meeting on May 7, 2025, five directors (71%) will have served for no more than four years, and four directors (57%) will have served for no more than two years, indicating material Board refreshment. Three Board members bring diversity of demographic background (43%) to the Board, and three members bring gender diversity to the Board (43%).

Members May Self-identify Gender/Race and Disclose this Information

Directors may self-identify their gender and demographic background in their D&O Questionnaire responses. While we may include some aggregate disclosures of the demographics and characteristics of the Board members in this proxy statement, we do not intend to provide director-specific details at this time.

Sustainability Functions and Processes

Board Oversight of Sustainability

Digimarc’s approach to sustainability is firmly embedded in our corporate strategy. We are committed to managing our impact on the world and the material sustainability risks and opportunities facing us as a business. Further, we recognize the potential of our technology to solve important sustainability challenges. The Governance, Nominating, and Sustainability Committee is the highest body within the organization with responsibility for this range of topics, reflecting the strategic importance of sustainability.

The committee’s responsibilities include monitoring, reviewing, and approving sustainability initiatives throughout the organization. The committee receives regular updates on sustainability initiatives, goals, and progress. These updates also enable effective monitoring of the advancement in industry standards and stakeholder expectations. In addition, the committee keeps abreast of developments that allow it to review the effectiveness of our partnerships, external engagement, and sustainable value creation strategy, including our work and commitments related to recycling and the circular economy.

In 2024, Digimarc made a number of policy and program improvements, including improving employee engagement, advancing international recycling initiatives, adopting and training on new anti-corruption and anti-money laundering policies, maintaining System and Organization (“SOC”) Type II compliance for our product digitization platform, and engaging actively with stakeholders. In addition, the Company released its 2024 Responsibility Report, which affirms our commitment to creating long-term shareholder value and a positive global impact through three key pillars: People, Products and Innovation, and Data Security. These pillars guide our efforts toward a prosperous, sustainable future, while shaping our inclusive culture and high governance standards. As the pioneer of digital watermarking, we have provided guidance to a bipartisan group of Congresspersons and senior officials of the executive branch of the U.S. federal government, as well as local and state governments, on the role of digital watermarking to enable safe, fair, and efficient application of generative AI.

Ethical Supply Chain and Protection of Basic Human Rights

Digimarc has published a Vendor Code of Conduct designed to help ensure the ethical treatment of workers and the protection of basic human rights, including the right to collective bargaining, freedom from human trafficking, and livable wage and fair contracting provisions. We also perform a corporate values assessment in our analysis of a good supplier/partner relationship.

Pay Equity

A core priority for Digimarc is pay equity – ensuring employees are paid fairly, relative to their experiences and contributions, and that there are no material differences by gender or race/ethnicity. We continue to proactively review employee pay decisions across our geographies to ensure continued equity, and provide pay transparency by publicly disclosing the compensation range for all new U.S.-based job listings.

Human Capital Management Disclosures

We file traditional reports with all appropriate state and federal governments, including EEO-1 reports. Digimarc will provide copies of pertinent information from these reports to shareholders upon written request. We have focused on increasing diversity and inclusion, and we are also broadening our employee search parameters to include new geographies by enabling remote positions and targeting diverse and inclusive job-search websites to attract a more diverse applicant pool.

Oversight of diversity and inclusion is shared between the Governance, Nominating, and Sustainability and Compensation and Talent Management Committees. The Governance, Nominating, and Sustainability Committee provides general oversight of policies and programs involving diversity and inclusion. The Compensation and Talent Management Committee oversees the Company’s human capital management; pay equity initiatives; and programs and processes relating to talent management. Throughout 2024, Digimarc has implemented new and expanded existing human capital management initiatives, such as mentorship and learning and development programs, including unconscious bias training, leadership development trainings, and employee engagement surveys.

Engagement with Industry Collaborations and Sustainability Initiatives

Digimarc continues to advance its leadership in sustainability, AI safety, and digital content authenticity through strategic collaborations, policy advocacy, and technological innovation. Our solutions drive progress on major sustainability challenges, such as improving plastics recycling, enabling a circular economy, and ensuring digital content integrity. To achieve these goals, we work closely with stakeholders across industries, fostering innovation and collaboration to effect systemic change.

Advancing Recycling and the Circular Economy

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Global Expansion of Digimarc Recycle: In February 2024, Digimarc Recycle became widely available following successful pilot programs in multiple countries. By embedding covert digital watermarks into packaging, this technology improves the sortation and recycling of plastic waste, leading to higher-quality and quantity of recycled materials and reducing plastic pollution.

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GPU-Optimized Sortation Software for Recycling: In October 2024, Digimarc introduced a GPU-optimized sortation software solution for Digimarc Recycle. This innovation significantly reduces the cost of compliant hardware by nearly 50%, making advanced recycling solutions more accessible to waste sortation facilities worldwide.

Enhancing Retail and Consumer Engagement

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Netto Retailer Collaboration: In August 2023, German retailer Netto Marken-Discount achieved a milestone in its commitment to sustainability by integrating Digimarc’s digital watermarking technology into its packaging and operations. This initiative enhances checkout efficiency while also contributing to waste reduction and improved recyclability of product packaging. By adopting Digimarc’s technology, Netto is supporting a more sustainable retail ecosystem, reducing material waste, and advancing efforts to create a circular economy.

Leadership in AI Safety and Content Authenticity

●

Participation in the NIST AI Safety Consortium: In February 2024, Digimarc joined the U.S. Artificial Intelligence Safety Institute Consortium, an initiative led by the National Institute of Standards and Technology (“NIST”) to establish guidelines for safe and trustworthy AI. This collaboration aligns with Digimarc’s commitment to responsible and ethical technology development.

●

Content Protection Partnership with DataTrails: In April 2024, Digimarc announced a strategic partnership with DataTrails to create an integrated content protection solution. By combining digital watermarks with cryptographic proofs, this solution enhances the authenticity and security of digital content, protecting against misinformation and unauthorized use.

●

Advancing the C2PA Content Provenance Standard: In October 2024, Digimarc introduced the industry’s first implementation of digital watermarking technology for the Coalition for Content Provenance and Authenticity’s (“C2PA”) version 2.1 standard. This advancement strengthens digital content authenticity in response to challenges posed by generative AI.

Advocacy and Thought Leadership

●

Co-hosting the AI Safety Summit: In January 2024, Digimarc co-hosted an AI Safety Summit with the Center for Security in Politics at the University of California, Berkeley. This event brought together industry leaders to address AI-related risks and regulatory challenges.

●

California State Assembly Judiciary Committee Hearing on Assembly Bill 3211: In April 2024, our Chief Executive Officer, Riley McCormick, testified before the California State Assembly Judiciary Committee, advocating for Assembly Bill 3211—California Provenance, Authenticity, and Watermarking Standards. His testimony underscored the importance of ensuring digital content integrity through digital watermarking and provenance solutions.

●

California Senate Judiciary Committee Hearing on Assembly Bill 3211: In June 2024, our Chief Product Officer, Ken Sickles, provided testimony before the California Senate Judiciary Committee on Assembly Bill 3211. His statement reinforced Digimarc’s position on the necessity of technological solutions for safeguarding digital content authenticity.

●

Publication of the 2024 Responsibility Report: In October 2024, Digimarc published its Responsibility Report, detailing the Company’s approach to corporate responsibility and emphasizing long-term value creation through a focus on key impact areas: People, Product and Innovation, and Data Security. Aligned with International Financial Reporting Standards and the Sustainability Accounting Standards Board, the report outlines our efforts and contributions to global societal and environmental goals, including the UN Sustainable Development Goals.

These initiatives underscore Digimarc’s commitment to leveraging technology and cross-industry collaboration to address critical sustainability, AI safety, and digital content integrity challenges.

More information can be found at https://www.digimarc.com/company/impact and https://www.digimarc.com/company/newsroom. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy statement unless expressly noted.

Corporate Governance Functions and Processes

A Shift in Corporate Perspective

When the new Digimarc was created in 2008, it adopted a governance structure, reflected in its charter documents and Bylaws, that was largely in-line with companies of similar size. Among other things, shareholder rights plans, plurality voting, and classified Boards were common, and most of our peers had similar governance characteristics. Nearly a decade ago, in response to changing norms, Digimarc eliminated its “classified Board” and initiated annual elections of all Board members. The Board also made an affirmative decision to allow the Company’s shareholder rights plan to expire in 2018.

Obtaining and Considering Stakeholder Feedback

The Governance, Nominating, and Sustainability Committee, Audit Committee, and Compensation and Talent Management Committee have relatively new chairs and anticipate an active agenda of review and improvement during 2025. Each committee reviews its charter documents annually and considers potential updates. A key part of this continuous improvement is hearing from stakeholders regarding their views. We encourage all stakeholders, including our shareholders, to email the Board and its Committees through the Company’s Secretary at: George.Karamanos@digimarc.com. Our Chair of the Board and Chair of the Governance, Nominating, and Sustainability Committee can be reached at: Katie.Kool@digimarc.com and Sheila.Cheston@digimarc.com.

Officer and Director Stock Ownership Guidelines

The Board believes that it is important for its members and executive officers to hold significant baseline amounts of Company stock to align their interests with those of long-term shareholders. In 2024, the Board updated our stock ownership guidelines and established the following levels of required holdings:

●	For non-employee directors: 6x their regular annual Board service cash retainer;
●	For the Chief Executive Officer: 6x annual base pay;
●	For the Chief Financial Officer: 3x annual base pay; and
●	For the other named executive officers: 2x annual base pay.

To calculate the number of shares necessary to satisfy our Stock Ownership Guidelines, we include the following shares: (1) shares owned directly (or indirectly through a 401(k) plan or Employee Stock Purchase Plan); and (2) unvested restricted stock awards, unvested restricted stock units (“RSUs”) that vest based solely on continued service, and performance-based restricted stock units (“PRSUs”) that have been earned based on performance but remain subject to time-based vesting. For converting the targeted value to a number of shares, we use the higher of the 20-day moving average price of our common stock at the end of our most recent fiscal year or at the end of each fiscal quarter of the most recent fiscal year.

Non-employee directors, our Chief Executive Officer, and all named executive officers are required to retain 50% of net vested securities until the individual is in compliance with the guideline ownership requirement.

As of December 31, 2024, our Chief Executive Officer and four other named executive officers exceeded the enhanced guidelines. Our Chief Revenue Officer, who joined in late 2023 is on track to meet the guidelines. As of December 31, 2024, all the directors then serving exceeded the enhanced guidelines.

From time to time, the Compensation and Talent Management Committee will review and update (as appropriate) the rules and standards governing our Stock Ownership Guidelines, including the following:

●	which equity holdings count toward the ownership requirement;
●	the share price used to calculate the value of ownership for compliance purposes, including the duration of the measurement period;
●	holding and accumulation requirements;
●	the duration of any phase-in period for new officers and directors to come into compliance with the guidelines;
●	the nature and extent of any hardship provisions;
●	the frequency of compliance reporting; and
●	any remedial actions for non-compliance.

Succession Planning

Succession planning for the executive leadership team (excluding the Chief Executive Officer) is expressly delegated to the Compensation and Talent Management Committee for regular consideration. The Chief Executive Officer and the Board discuss succession planning in executive session on at least an annual basis. In addition, every year, a more formal submission and report is provided by the management team, including the internal candidates to fill positions, and what is required to prepare them to succeed to more senior positions, or whether an outside candidate would be required.

Board Performance Evaluations

The Chair of the Governance, Nominating, and Sustainability Committee leads a board assessment process annually. The assessments include an evaluation of the performance of the Board, its committees, and its individual members. The performance assessment and feedback for each director is shared with the director individually by the Chair of the Board. The overall review of the Board is shared with the entire Board, as is the feedback for each respective committee. Results from the assessment process help inform the Chair, committee Chairs, and directors of potential areas for improvement. The Board does not believe that directors should expect to be re-nominated as a matter of course. The board assessment process is a determinative factor in decisions related to individual director tenure, committee leadership, and leadership of the Board.

Resignation Requirement on Change of Employment

The Board also has adopted a policy that requires any director who experiences a substantial change in principal employment responsibility to tender the director’s resignation from the Board, unless the change was anticipated by the Governance, Nominating, and Sustainability Committee at the time of the director’s nomination or election to the Board. Upon receipt of a resignation offered under these circumstances, the Governance, Nominating, and Sustainability Committee will review the director’s change in employment responsibilities to evaluate whether the director’s continued service is appropriate.

Resignation Requirement on Failure to Achieve a Majority Vote

In 2022, the Board adopted amendments to its Corporate Governance Guidelines to require the resignation of any director who does not receive a majority vote in an uncontested election of directors (defined as an election where the number of persons properly nominated for election as directors at a meeting of shareholders does not exceed the number of directors to be elected at such meeting). Under this policy, any nominee for director who fails to receive a majority vote (meaning a nominee who receives a greater number of votes “WITHHELD” from their election than votes “FOR” such election) must promptly tender a resignation to the Board following certification of the shareholder vote. Additional information on this requirement is set forth on page 13.

Corporate Governance Materials

In furtherance of our commitment to upholding the highest legal and ethical conduct in fulfilling our responsibilities, the Board has adopted and published corporate governance guidelines and three codes of ethics and business conduct, two of which apply to our Chief Executive Officer, our Chief Financial Officer, our Controller, and other finance personnel. The primary governance materials include:

●

Our Corporate Governance Guidelines, which can be found on the Company/Corporate-Governance page of our website at www.digimarc.com. These Corporate Governance Guidelines provide a framework for the Board to assist in the governance and oversight of the affairs of Digimarc.

●

Our Code of Business Conduct, which can be found on the Company/Corporate-Governance page of our website at www.digimarc.com. The Code of Business Conduct applies to every officer, director, and employee of Digimarc and its subsidiaries, and their immediate family members, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern our business operations.

●

Our Code of Ethics for Financial Personnel, which can be found on the Company/Corporate-Governance page of our website at www.digimarc.com. This Code of Ethics applies to the principal executive officer and principal financial officer of Digimarc and its subsidiaries and every officer, director, and employee of Digimarc who performs or influences financial transactions and reporting on behalf of Digimarc, and their immediate family members.

●

Our Standards of Professional Conduct for Legal Personnel, which can be found on the Company/Corporate-Governance page of our website at www.digimarc.com. The guidelines are in addition to the codes described above and assist legal personnel in understanding the broader responsibilities that apply to the profession.

Related Transactions

Our Governance, Nominating, and Sustainability Committee, in executing the responsibilities delegated to it, reviews and considers all transactions between Digimarc and our officers, directors, principal shareholders, and affiliates, and approves, rejects, or ratifies these transactions. The committee has determined that any transactions between Digimarc and its officers, directors, principal shareholders, and affiliates should be on terms no less favorable to us than could be obtained from unaffiliated third parties. Digimarc maintains written policies governing these transactions. Our Audit Committee also reviews any transactions with related parties.

Shareholder Communications with the Board of Directors

The Board of Directors encourages communication from all shareholders. All communications must be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of Digimarc Corporation at the address of our principal executive offices (8500 S.W. Creekside Place, Beaverton, OR 97008) or via fax to +1 503-469-4771. As an alternative, you can provide information to the Board Secretary by email to: George.Karamanos@digimarc.com. The Secretary will promptly provide all communications to the applicable member(s) of the Board of Directors or the entire Board of Directors, as specified by the shareholder. The Chair of the Board can be reached at: Katie.Kool@digimarc.com, while the Chair of the Governance, Nominating, and Sustainability Committee can be reached at Sheila.Cheston@digimarc.com.

DIRECTOR COMPENSATION

The Compensation and Talent Management Committee undertakes an annual review of director compensation and periodically makes adjustments. In 2024, the Committee’s compensation consultant benchmarked the compensation of the Company’s directors against the compensation paid to directors of Digimarc’s peer group. Based on the consultant’s recommendations, no changes to director compensation were made. The Board also maintained the limit of $500,000 on the aggregate value of total annual cash and equity compensation for any non-employee director.

The Director Compensation Program

Cash Compensation

The Board has approved an annual cash retainer for each non-employee director of $50,000 per annum. In addition, the Board has approved an additional annual cash retainer in the amount of $40,000 for the Chair of the Board; $15,000 for each of the Chairs of the Audit Committee, the Compensation and Talent Management Committee, and the Governance, Nominating, and Sustainability Committee.

Directors are not compensated for meeting attendance. These cash retainers are compensation for all committee, chair, and other roles undertaken by the respective director, including attendance at regular, special, and informational committee and Board meetings. The cash retainers are paid quarterly in arrears.

Equity Compensation

In accordance with the Equity Compensation Program for Non-Employee Directors under the Digimarc Corporation 2018 Incentive Plan, when a non-employee director is first elected or appointed to our Board of Directors, the director is automatically granted shares of restricted common stock having an aggregate value of approximately $200,000. These shares vest over the three-year period commencing on the date of grant, with 1/3 of the shares vesting on each of the first three anniversaries of the date of grant.

On the date of each Annual Meeting, each non-employee director automatically receives an annual grant of restricted stock having an aggregate value of approximately $100,000, unless the Compensation and Talent Management Committee exercises its power to make an alternative grant.

If a non-employee director is first elected or appointed to the Board between annual meetings, the director will automatically receive a pro-rated annual grant on the date that the director is first elected or appointed to the Board. Restrictions on this stock lapse on the anniversary of the grant date, or immediately prior to the next annual meeting of shareholders that occurs prior to such first anniversary, but at least 50 weeks after the prior year’s annual meeting of shareholders.

Election to Receive Cash Retainer in Equity

Starting in 2023, the Board updated the director compensation program to enable non-employee directors to elect to receive all or a portion of their cash retainer in equity. At the Board meeting held in the first quarter of each year, each non-employee director may make a one-time, annual election to be paid 0%, 50%, or 100% of their annual cash retainer for that year in common shares of Digimarc stock (the “elected amount”), instead of cash. Starting in 2025, that election also applies to any applicable Board or Committee Chair retainers. The Company will issue common shares under the Digimarc 2018 Incentive Plan with a value equal to the elected amount on the same date as such quarterly payments are or would have been made in cash and forego the corresponding cash payments.

Other Compensation

All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business, or for continuing education related to their Board service. No other perquisites or benefits are paid to directors.

Summary of the Director Compensation Program

Following is a summary of the cash and equity compensation program for our non-employee directors:

Annual Cash Retainer	$50,000
Additional Annual Cash Retainer (Chair of the Board)	$40,000
Additional Annual Cash Retainer (Chair of each of the Audit Committee, Compensation and Talent Management Committee, and Governance, Nominating, and Sustainability Committee)	$15,000
Annual Restricted Stock Grant (Continuing Director)	$100,000 value
Initial Restricted Stock Grant (New Director)	$200,000 value

Table of 2024 Non-Employee Director Compensation

The following table provides information on compensation of our non-employee directors for the year ended December 31, 2024. Directors who are also Digimarc employees receive no additional compensation for their services as directors. During 2024, Mr. McCormack was the only director who was an employee of Digimarc. Mr. McCormack’s compensation is discussed in this proxy statement under the heading “Executive Compensation.”

2024 Non-Employee Director Compensation Table

Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards Value (2)	Total
Milena Alberti-Perez (3)	$44,134	$100,002	$144,136
LaShonda Anderson-Williams	$58,365	$100,002	$158,367
Sheila Cheston (4)	$12,500	$268,057	$280,557
Sandeep Dadlani	$50,000	$100,002	$150,002
Katie Kool	$87,308	$100,002	$187,310
Dana Mcilwain (4)	$12,500	$268,057	$280,557
Michael Park	$58,365	$333,262	$391,627
Alicia Syrett (5)	$46,058	$—	$46,058
Andrew J. Walter (6)	$31	$17,963	$17,994

(1)

Non-employee directors of the Company receive a $50,000 annual cash retainer. The Board Chair and the Committee Chairs receive an additional annual cash retainer in the amounts set forth in the Summary Table of Director Compensation above. All cash retainers are paid quarterly in arrears. In 2024, non-employee directors were allowed to receive part or all their annual $50,000 cash retainer in common stock. The following directors were paid a portion of this earned cash retainer in common stock. Ms. Alberti-Perez earned $18,693 in shares, Ms. Anderson-Williams earned $24,910 in shares, Mr. Dadlani earned $49,943 in shares, Mr. McIlwain earned $6,217 in shares, and Mr. Park earned $24,910 in shares.

(2)

On June 7, 2024, each of Mses. Alberti-Perez, Anderson-Williams, and Kool and Messrs. Dadlani and Park were granted shares of restricted stock, consisting of an annual grant of restricted stock with aggregate value of approximately $100,000. The number of restricted shares totaled 3,555 each. On January 9, 2024, Mr. Park received an initial grant of 5,586 shares of restricted stock and a grant of 926 shares of restricted stock based on the pro-rated amount based on the number of days between his initial election and the prior annual meeting. On October 1, 2024, Ms. Cheston and Mr. McIlwain received an initial grant of 7,635 shares of restricted stock and a grant of 2,604 shares of restricted stock based on the pro-rated amount based on the number of days between their initial election and the prior annual meeting. These amounts represented the grant date fair value for the restricted stock granted to the indicated non-employee director in 2024, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation—Stock Compensation,” excluding the effect of any estimated forfeiture. A summary of the assumptions we apply in calculating these amounts is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, there were no outstanding stock options held by any non-employee director. As of December 31, 2024, the total number of unvested restricted shares held by each non-employee director serving during at least part of 2024, including the shares granted as described above, was as follows: Ms. Alberti-Perez, 0; Ms. Anderson-Williams, 7,969; Ms. Cheston, 10,239; Mr. Dadlani, 3,555; Ms. Kool, 8,255; Mr. McIlwain, 10,239; Mr. Park, 9,141; Ms. Syrett, 0; and Mr. Walter, 0.

(3)	Ms. Alberti-Perez resigned, and her service ended on September 28, 2024. The 3,555 shares granted on June 7, 2024, were forfeited as of her resignation date.

(4)	Ms. Cheston and Mr. McIlwain were elected to the Board on September 30, 2024, and began service on October 1, 2024.

(5)	Ms. Syrett did not stand for reelection at the 2024 Annual Meeting, and her service ended on June 7, 2024.

(6)

Mr. Walter resigned, and his service ended on January 9, 2024. On that date, Mr. Walter entered into a Consulting Agreement with the Company and continued to provide advisory services through May 10, 2024. All 2024 fees were earned under the Consulting Agreement.

ELECTION OF DIRECTORS

(Proposal No. 1 on your proxy card)

The Nomination and Election Process

Our Bylaws authorize the number of directors to be set by resolution of the Board. Our Board has fixed the number of directors at seven. Seven directors have been nominated for election by the holders of common stock at the Annual Meeting. These seven directors would each serve a one-year term that will expire at the 2026 Annual Meeting of shareholders, or until a successor has been qualified and elected.

The Chair of the Board works with outside counsel to conduct a board assessment process annually. The assessment includes an evaluation of the Board, its committees, and its individual members. The performance and feedback for each director is shared with them individually by the Chair of the Board. In addition, each committee Chair receives feedback for their respective committee from the Chair, and the overall review of the Board is shared with the entire Board. Results from the assessment process help inform the Chair, committee Chairs, and the other directors of potential areas for improvement. The Board does not believe that directors should expect to be re-nominated as a matter of course. The board assessment process is a determinative factor in decisions related to individual director tenure, committee leadership, and leadership of the Board.

The proxy holders named herein or their substitutes will vote the proxy at the Annual Meeting or any adjournment or postponement of the Annual Meeting for the election of the seven nominees as directors unless the shareholder of record instructs that their authority to vote is withheld. Shares held through a broker or other nominee who is a New York Stock Exchange member organization will only be voted in favor of the director nominees if the shareholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

Resignation Requirement on Failure to Achieve a Majority Vote

In 2022, the Board adopted amendments to its Corporate Governance Guidelines to require that any director tender the director’s resignation if the director does not receive a majority vote in an uncontested election of directors (defined as an election where the number of persons properly nominated for election as directors at a meeting of shareholders does not exceed the number of directors to be elected at such meeting). Under this policy, any nominee for director who fails to receive a majority vote (meaning a nominee who receives a greater number of votes “WITHHELD” from their election than votes “FOR” their election) must promptly tender a resignation to the Board following certification of the shareholder vote. Such resignation will become effective if the Board accepts it in accordance with the procedures set forth below.

The independent directors of the Board will, no later than 90 days following certification of the shareholder vote, evaluate any such tendered resignation considering the best interests of the Company and its shareholders and determine whether to accept or reject the tendered resignation, or whether any other action should be taken. The independent directors may consider any factors and circumstances they consider appropriate and relevant when they decide whether to accept such tendered resignation. Any director who tenders their resignation pursuant to this policy may not participate in the Board action regarding whether to accept the tendered resignation. Prior to voting, the Board will allow the affected director an opportunity to provide any information or statement that the director deems relevant. If the independent directors determine not to accept the tendered resignation, the Company will publicly disclose (via press release or SEC filing) such determination and the factors considered by the independent directors in making such determination.

Diversity of the Board of Directors

The Board has delegated to the Governance, Nominating, and Sustainability Committee responsibility (1) to recruit and vet new candidates for nomination to the Board, and (2) to review continuing competence and contribution of members who wish to stand for reelection. Digimarc has demonstrated an ability to recruit directors who possess expertise in the key areas of our business and who can provide oversight and expertise to the management team. Over the past few years, improving the diversity of our nominees has been an objective of the committee. Those efforts have resulted in the election of Sandeep Dadlani in 2021, the election of Katie Kool in 2022, the election of LaShonda Anderson-Williams in 2023, and the elections of Michael Park and Sheila Cheston in 2024.

The Governance, Nominating, and Sustainability Committee finds candidates through a number of sources, including personal and professional referral networks. As of the date of this proxy statement:

●	Five of the directors (71%) will have served four years or fewer, and four directors (57%) will have served two years or fewer, indicating material refreshment;

●	Three members bring diversity of demographic background (43%) to the Board; and

●	Three members bring gender diversity (43%) to the Board.

Board Diversity Matrix (As of the Date of this Proxy Statement)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not
				Disclose
				Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board of Director Nominees

Each person listed below has been nominated by the Company to be elected to the Board. TCM|Strategic is entitled to a Board seat and membership on all committees under the terms of its Subscription Agreement with the Company, dated September 29, 2020. Mr. McCormack represents TCM|Strategic in this capacity but resigned from membership on Board committees upon becoming President and Chief Executive Officer of the Company on April 12, 2021. There are no other arrangements or understandings between any director and any other person pursuant to which the director is or was to be selected as a director, or pursuant to which the director receives compensation or any other payments from any third party for service as a director. There is no familial relationship between any director and any executive officer of Digimarc.

The following is information about our Board of Directors’ nominees for election as a director as of March 25, 2025.

Candidates for the Board of Directors

Director Nominees	Director Age	Director Since
LaShonda Anderson-Williams	51	2023
Sheila Cheston	66	2024
Sandeep Dadlani	50	2021
Katie Kool	53	2022
Riley McCormack	49	2020
Dana Mcilwain	62	2024
Michael Park	56	2024

Katie Kool was elected to our Board in March of 2022 and began Board service on July 1, 2022, upon her retirement from Procter & Gamble (NYSE: PG). She serves as Chairman of the Board and as a member on the Board’s Compensation and Talent Management and Audit committees. Ms. Kool is a seasoned finance executive, who began her career with Procter & Gamble in 1995 and successfully transitioned to general management as a divisional Chief Executive Officer, with a proven history of delivering superior results across both Consumer Products and Services business models. She brings executive, financial, international, innovation, and investor relations experience to Digimarc’s Board of Directors. She last served as the Chief Executive Officer of Tide Cleaners, a wholly owned subsidiary of Procter & Gamble, which is a service-based retailer providing out of home dry cleaning and laundry services through franchise and corporate stores, lockers, home delivery, and college campuses, a role she assumed in January 2019. For the three and a half years prior to her Chief Executive Officer experience, Ms. Kool was the Chief Financial Officer for North America Fabric Care, which includes the Tide, Gain, Downy, and Bounce brands and has over $8 billion in retail sales. She was also Chief Financial Officer for the Global Procter & Gamble Professional business, where she developed a five-year strategic plan, including a more focused operating model and improved profit and loss and cash investments to deliver sustainable Operating Total Shareholder Return. In addition to her extensive business leadership experience, Katie was a key member of Procter & Gamble’s Investor Relations team for five-and-a-half years, during which she partnered with three Chief Executive Officers and led communications for the strategy renewal that spanned two $10 billion productivity programs and a more focused portfolio of strategic brands. Ms. Kool is also a Board Member at Aspen Aerogels (NYSE: ASPN) and serves as Chair of the Audit Committee and on the Nominating, Governance, and Sustainability Committee. In her personal time, Ms. Kool was Co-Founder & Chief Executive Officer of KW CrossFit. She is a Co-Founder and President of Impact100 Genesee County, a nonprofit organization that is a giving circle of women who accelerate positive change in their community. She is a Board Member and Chief Financial Officer for Sonje Ayiti, a nonprofit organization focused on providing tools for Haitians to help themselves via education, economic development, and health promotion, and she co-led the creation of the Cima School of Hope in Haiti, a government-licensed school with over 300 students in Pre-K through 11th grade and over 35 employees. Ms. Kool holds a Bachelor of Arts summa cum laude from Kalamazoo College and a Master of Business Administration from Washington University in St. Louis.

Expertise that Ms. Kool Brings to the Board

Ms. Kool’s experience is particularly germane to Digimarc’s initiatives to increase diversity and inclusion at all levels of the Company, and improve the Company’s finance oversight and operations, investor relations program, and business innovation and business process reengineering. She is accomplished across many disciplines with extraordinary leadership qualities and financial and analytical skills, including business analysis and value creation, financial controls and Sarbanes-Oxley compliance, and talent recruitment, development, and retention. She has successfully navigated a business through the COVID pandemic, introduced and managed disruptive business innovation activities, and led the acquisition, integration, and expansion of two start-ups. She has successfully managed investor relations challenges, and has strong controllership skills, leading the General Ledger Accounting organization for the Americas from the San Jose Costa Rica Service Center during the integration of the Gillette acquisition.

LaShonda Anderson-Williams was elected to our Board in June 2023 and serves as the Chair of the Compensation and Talent Management committee and as a member of the Governance, Nominating, and Sustainability committee. Ms. Anderson-Williams is currently the Chief Customer & Commercial Officer of Salesforce Industries at Salesforce (NYSE: CRM), the world’s leading customer relationship management software platform. She leads the commercialization for Saleforce’s Industry Clouds, focused on the realization of deep, tangible value of Saleforce Industries’ products. Prior to this role, she was responsible for the global industry strategy and vision of the second largest industry vertical at Salesforce, leading a team of over 2,000 professionals in delivering 20+% growth on a $1 billion+ business. Previously, she served in a variety of digital transformation and sales management roles over 20+ years at Microsoft (NASDAQ: MSFT) and IBM (NYSE: IBM). Ms. Anderson-Williams earned a Bachelor of Business Administration (BBA) degree at Texas Woman’s University. She serves on the boards of Medical Informatics Corp. and Flockjay, Inc., and on the advisory board for the University of Houston College of Technology & Engineering. In addition, in 2021 she was recognized in the “Top 50 Most Powerful Women in Technology” by the National Diversity Leadership Conference and among the “Top 25 Women Leaders” by The Healthcare Technology Report.

Expertise that Ms. Anderson-Williams Brings to the Board

Ms. Anderson-Williams’s experience is particularly germane to Digimarc’s initiatives to develop high-performing and diverse talent, foster a world-class sales culture, and improve the Company’s sales strategy, operations, and talent management. Ms. Anderson-Williams is accomplished across many disciplines with extraordinary leadership qualities and strategic and operational skills. She has a deep understanding of sales processes and the proven history of success leading enterprise technology sales. She brings executive, people leadership, talent development, sales process, operational excellence, and enterprise technology sales experience to Digimarc’s Board.

Sheila Cheston was elected to our Board in October 2024 and serves as the Chair of the Governance, Nominating, and Sustainability committee and as a member of the Compensation and Talent Management and Audit committees. Ms. Cheston is an accomplished legal and business leader with over 30 years of experience across multinational corporations and the U.S. government. Most recently, she served as Corporate Vice President and General Counsel of Northrop Grumman Corporation, a global security leader, where she retired in December 2023 after 13 years of service. In this role, Ms. Cheston was responsible for overseeing the law department, and the offices of the Corporate Secretary and Chief Compliance Officer, while also advising on key areas such as global strategy, capital allocation, mergers and acquisitions, human capital management, investor relations, and government relations. During her tenure, she helped Northrop Grumman achieve substantial growth, delivering long-term value to shareholders with returns more than three times that of the S&P Index. Prior to joining Northrop Grumman, Ms. Cheston held senior positions at BAE Systems, Inc., including Executive Vice President and Board Director, where she led critical functions such as finance, strategy, and legal matters. She also has extensive government experience, having served as General Counsel of the U.S. Air Force, acting Undersecretary of the Air Force, and Special Associate Counsel to the President of the United States. A graduate of Dartmouth College and Columbia Law School, she has been recognized for her leadership and mentorship, receiving numerous awards throughout her career, including Burton’s Legends in the Law Award. Ms. Cheston was referred to the Governance, Nominating, and Sustainability Committee by an executive search firm, Heidrick & Struggles.

Expertise that Ms. Cheston Brings to the Board

Ms. Cheston brings significant global legal and finance expertise with deep experience in geopolitical and government regulatory matters. In her current role as an adjunct professor at Columbia Law School, Ms. Cheston remains at the cutting edge of scholarship for corporate governance matters.

Sandeep Dadlani was elected to our Board in March of 2021. Mr. Dadlani serves as a member of the Audit Committee. Mr. Dadlani was named EVP, Chief Digital and Technology Officer for UnitedHealth Group (NYSE: UNH) in September 2022. He is responsible for leading technology and digital strategies across the enterprise to drive innovation and deliver exceptional experiences in health care. In his role, he leads Optum Technology, a leading technology delivery division of Optum, serving the Optum and UnitedHealthcare customer base. Prior to UnitedHealth Group, Mr. Dadlani was the Global Chief Digital Officer at Mars, Incorporated, a $40 billion global conglomerate in the pet care, food and confectionary businesses, where part of his responsibilities focused on the digitalization of the supply chain. He worked with Mars’ global business segments to drive their digital growth, while delivering effectiveness and efficiency to existing business and technology platforms. Earlier in his career, Mr. Dadlani was with Infosys (NYSE: INFY) from 2001 to 2017, where he last held the position of President, Head of Americas and Global Head of Infosys’s Manufacturing, Retail, Consumer Packaged Goods, and Logistic Practices. He co-founded, and eventually ran as Chairman, Infosys Edgeverve, a new AI company for Infosys, and Skava, a mobile commerce company. Prior to his employment with Infosys, he began his career in investment banking at Citibank. Mr. Dadlani has won several awards, including CIO of the Year in 2019 by Consumer Goods Technology, one of the top 150 business transformation leaders globally by Constellation Research, and Blue Yonder’s 50 most prominent AI thought leaders in 2021. Mr. Dadlani earned a Bachelor’s degree in Electrical Engineering from M.S. University, Baroda, India and a Master of Business Administration (in finance) from JBIMS, Mumbai University, India.

Expertise that Mr. Dadlani Brings to the Board

Mr. Dadlani brings product management, operations, digital and technology platforms, data management, AI, mobile commerce, e-commerce, platform automation, supply chain digitalization, and international experience to Digimarc. Mr. Dadlani is accomplished across many disciplines with extraordinary leadership qualities. He has more than 25 years of experience in operations, consulting, business development and product management. He has been a contributor to the Harvard Business Review and Forbes and is a regular keynote speaker at industry forums. He has co-authored the UN Global report on supply chain sustainability. Additionally, he is on the World Economic Forum’s Global Agenda Council on the Future of Consumption and has participated for several years in the World Economic Forum Annual Meeting in Davos. His experience is particularly germane to Digimarc initiatives to drive digital transformation through product digitization, improve operational efficiencies, and achieve scale across global and industry business segments.

Riley McCormack was elected to our Board in October 2020 and was appointed to be President and Chief Executive Officer in April 2021, prior to which he served as Lead Director and a member of the Audit Committee, Compensation Committee, and Governance, Nominating, and Sustainability Committee, and later the Chair of the Compensation Committee. Since 2015, Mr. McCormack has served as Managing Member and Chief Executive Officer of McCormack Family Investments and founded and has served as Managing Member and Chief Executive Officer of TCM|Strategic, a fund that invested $53.5 million in the Company in September 2020. Previously, Mr. McCormack was the founder, Chief Executive Officer, and Portfolio Manager of Tracer Capital Management, a $1.5 billion New York-based global technology, media, and telecommunication hedge fund. Prior to Tracer, he was a Partner at Coatue Capital and a high-yield Research Analyst at Morgan Stanley, covering media and telecom companies. Mr. McCormack graduated summa cum laude from The Wharton School at the University of Pennsylvania, where he was a Benjamin Franklin Scholar and a Joseph Wharton Scholar.

Expertise that Mr. McCormack Brings to the Board

Mr. McCormack brings executive leadership, strategic, financial, investment, operational and transactional expertise to the Board. He also brings the perspective of a longtime shareholder and major investor. He has extensive experience investing in, and providing advice to, a broad range of companies, with a specific focus on fast-growing global technology, media and telecommunication firms. His prior experience is particularly germane to strategic and financial oversight, attracting institutional investors to Digimarc, and ensuring the interests of all Digimarc shareholder-owners are well-represented. TCM|Strategic is entitled to a Board seat and membership on all committees under the terms of its Subscription Agreement with the Company, dated September 29, 2020, and Mr. McCormack was chosen to fill that Board seat.

Dana Mcilwain was elected to our Board in October 2024 and serves as the Chair of the Audit committee and as a member of the Governance, Nominating, and Sustainability committee. Mr. Mcilwain is a seasoned executive with a proven track record of driving profitable growth and revenue expansion and leading successful technology transformations. As the retired Chief Administrative Officer (CAO) and Network Operations Leader for PricewaterhouseCoopers (PwC), Mr. Mcilwain oversaw a global network generating $52B+ in revenue and managing a $3B+ budget across 152 countries. He played a key role in guiding the firm through complex operational matters and large-scale technology transformations. Before his CAO role, Mr. Mcilwain was PwC’s Vice Chairman and U.S. Services Leader, managing the U.S. profit and loss center across all U.S. service lines. His leadership in scaling the U.S. Advisory practice led to significant revenue growth, including the successful execution of 12 acquisitions. Mr. Mcilwain is also a Board member, Chair of the Audit committee and member of the Risk committee at DWS USA Corporation (Frankfurt: DWS). Mr. Mcilwain is a Certified Public Accountant with a Bachelor of Science in Management with a Concentration in Accounting from Tulane University. Mr. Mcilwain was sourced by the Governance, Nominating and Sustainability Committee through BoardProspects, Inc..

Expertise that Mr. Mcilwain Brings to the Board

Mr. Mcilwain brings significant expertise in finance and operations, internal controls, and enterprise risk management, with a strong track record of overseeing financial governance and strategic investment initiatives. He has deep experience leading large-scale digital transformation programs, and expertise in technology, information security, human capital management, and mergers and acquisitions. As a global business leader, he has managed complex operational and financial structures across 152 countries, driving organizational efficiency, risk mitigation, and sustainable growth.

Michael Park was elected to our Board in January 2024. Mr. Park serves as a member of the Governance, Nominating, and Sustainability Committee and the Compensation and Talent Management Committee. Mr. Park is SVP and Global Head of AI Go-To-Market at ServiceNow (NYSE: NOW), a leading enterprise software company focused on AI powered digital transformation. With over 25 years of general management experience across marketing, product management, sales and go-to-market, Mr. Park has led business transformation and go-to-market strategies at critical junctures for some of the world’s leading technology companies. Mr. Park joined ServiceNow in 2020 and was appointed Chief Marketing Officer in January 2022, where he built an agile marketing team that strengthened the company’s integrated go-to-market strategy across key market segments, solutions, and industries. Prior to ServiceNow, Mr. Park served as Chief Product & Marketing Officer at EagleView from 2019 to 2020, where he modernized its core aerial imagery and reporting businesses into cloud-based big data and machine learning platforms. From 2013 to 2018, he served in leadership roles at HP (NYSE: HPQ), where he rebuilt the company’s commercial personal computer product portfolio and managed services strategy in the span of only 18 months, optimizing the bottom line while also recapturing market share from a key competitor who led the market for a decade. From 2005 to 2013, he served in leadership roles at Microsoft (NASDAQ: MSFT), which included leading the $4 billion U.S. channel business through the 2008 financial crisis, leading product marketing and sales for the Microsoft Dynamics product suite and leading the go-to-market transformation for the $17 billion Server & Tools business division towards hybrid cloud solutions. Mr. Park has a Bachelor of Arts degree in economics and finance from The University of Rochester, and a Master of Business Administration from the Harvard Graduate School of Business.

Expertise that Mr. Park Brings to the Board

Mr. Park brings an innovative and strategic mindset to any challenge and has a strong track record of driving operational rigor and organizational change while collaborating across marketing, product, and sales. His insights into marketing leadership and the role of technology in business transformation and understanding of business model innovation have been featured in various media outlets including Business Insider and The Wall Street Journal. In 2023, Park was named to the Forbes Entrepreneurial CMO 50 list. He has spoken at the Forbes CMO Summit on the future of marketing’s operating model, and participated in discussions where he shares his views on the CMO’s challenges and opportunities in today’s dynamic and digitally driven business environment. He has experience developing high performance teams across a broad range of company cultures and is an advocate for diverse hiring and cultivating the next generation of marketing leaders.

The Board believes that our current directors provide the diversity of experience and skills necessary for a well-functioning board. All our directors have substantial senior executive level experience. The Board highly values the ability of individual directors to contribute to a constructive board environment, and the Board believes that the current board members standing for reelection perform in such a manner.

The Governance, Nominating, and Sustainability Committee reviews the skills and contributions of all Board members annually and reflects those findings in the Board and Committee minutes and in a summary form in the director biographies in the proxy statement. Each of the directors brings unique skills and contributions to the Board and, in aggregate, the members have the skills necessary to help the management team execute Digimarc’s business strategy.

Board of Directors Skills Matrix

The Digimarc Board consists of current and former C-Suite executives with extensive experience overseeing domestic and global operations and managing risk of companies throughout their respective careers. A skills matrix follows. Each director’s profile above also contains a more complete description of each director’s background, professional experiences, qualifications, and skills and contributions. Any public company board of directors upon which a director currently serves or has served during the past five years is set forth in the description above.

In addition to the following matrix, all our directors have experience in the following areas:

●	C-Suite executive

●	Risk Management

●	Corporate Operations

●	International/Global Operations

A Balance of Director Skills, Experience, and Qualifications

Experience or Expertise	LaShonda Anderson-Williams	Sheila Cheston	Sandeep Dadlani	Katie Kool	Riley McCormack	Dana Mcilwain	Michael Park
Finance / Accounting				●	●	●
Legal / Governance		●
Human Capital / Talent Development	●		●	●		●	●
Technology, Data / Cyber Security			●		●	●	●
Government Affairs / Public Policy		●			●	●
Sustainability / Environmental & Social		●	●	●
Industry Knowledge	●		●		●
Culture / Diversity & Inclusion	●	●		●			●
Sales / Marketing	●						●

Determinations of Board Member Independence

Our Board believes that maintaining a strong, independent group of directors is important for good governance, and all but one of our directors qualify as independent. The Board has determined that each of Ms. Anderson-Williams, Ms. Cheston, Mr. Dadlani, Ms. Kool, Mr. Mcilwain, and Mr. Park collectively representing all outside members and a majority of our Board, is “independent” as that term is defined by Nasdaq Listing Rule 5605. There were no undisclosed transactions, relationships, or arrangements involving any of the independent directors of Digimarc that were considered by the Board in connection with the determination of whether any particular director is independent.

Vote Required

If a quorum is present, the seven candidates receiving the highest number of affirmative votes present or represented and voting on this proposal at the Annual Meeting will be elected to the Board.

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reports as follows:

Review and Approval of Audited Financial Statements

1.	The Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with our management.

2.

The Audit Committee has discussed with KPMG LLP, Digimarc’s independent registered public accounting firm, the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (Communication with Audit Committees).

3.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from Digimarc.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Digimarc’s Board, and the Board approved, the inclusion of the audited financial statements in Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

As described under the heading “Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 2),” the Audit Committee has appointed KPMG LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2025, and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee
of the Board of Directors:

Dana Mcilwain, Chair
Sheila Cheston
Sandeep Dadlani
Katie Kool

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 on your proxy card)

Appointment of KPMG LLP

The Audit Committee of the Board has appointed KPMG LLP as Digimarc’s independent registered public accounting firm to audit our financial statements and internal controls over financial reporting for the year ending December 31, 2025. Although ratification by our shareholders is not required by law, the Board has determined that it is desirable to request ratification of this appointment by the shareholders. Notwithstanding the appointment, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Digimarc and its shareholders.

If the shareholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

Audit and Other Fees Paid to KPMG LLP

The following table presents aggregate fees billed for audit and other professional services rendered by KPMG LLP for the years ended December 31, 2023, and December 31, 2024.

	Fiscal Year Ended December 31,
	2023	2024
Audit Fees (1)	$665,000	$631,750
Audit-Related Fees (2)	—	—
Tax Fees (3)	19,904	—
All Other Fees (4)	—	—
Total Fees	$684,904	$631,750

(1)

Audit Fees consist of fees for professional services rendered for the audit of our 2023 and 2024 annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with regulatory filings, including comfort letters and consents.

(2)

Audit-Related Fees consist of fees billed for assurance and related services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” No such fees were incurred in 2023 or 2024.

(3)	Tax Fees consist of fees billed for professional services rendered for tax research and consulting services.

(4)	All Other Fees consist of fees related to other services. No such fees were incurred in 2023 or 2024.

Approval of Audit Fees and Pre-Approval Policy

The Audit Committee reviews and approves all fees paid to KPMG LLP. The Committee pre-approves the Audit, Audit-Related, Tax, and All Other services performed by the independent registered public accounting firm. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm that is reviewed and updated from time to time. Under the policy, the term of any pre-approval is generally twelve months from the date of pre-approval.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm and the specific services included within the pre-approvals are established annually by the Audit Committee and are reviewed as the Audit Committee deems appropriate. Any proposed services exceeding these levels, amounts, or type of services require specific pre-approval. No services were provided by the independent auditors under the categories of “Audit-Related Fees” or “All Other Fees” in 2023 or 2024.

Vote Required

If a quorum is present, the appointment of KPMG LLP as our independent registered public accounting firm will be ratified if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

MANAGEMENT TEAM

Executive Officers

The following table contains information regarding our executive officers as of March 25, 2025. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer is or was to be selected as an executive officer. Additionally, there is no family relationship between any director and any executive officer of Digimarc.

Name	Age	Position
Riley McCormack	49	Chief Executive Officer & President
Charles Beck	47	Executive Vice President, Chief Financial Officer and Treasurer
Thomas (Tom) Benton	54	Executive Vice President, Chief Revenue Officer
George Karamanos	45	Executive Vice President, Chief Legal Officer and Secretary
Carle Quinn	49	Executive Vice President, Chief People Officer
Tony Rodriguez	56	Executive Vice President, Chief Technology Officer
Ken Sickles	54	Executive Vice President, Chief Product Officer

Riley McCormack was named our Chief Executive Officer and President on April 12, 2021. Since 2015, Mr. McCormack has served as Managing Member and Chief Executive Officer of McCormack Family Investments and founded and has served as Managing Member and Chief Executive Officer of TCM|Strategic, a fund that invested $53.5 million in the Company. Previously Mr. McCormack was the founder, Chief Executive Officer, and Portfolio Manager of Tracer Capital Management, a $1.5 billion New York-based global technology, media, and telecommunication hedge fund. Prior to Tracer, he was a Partner at Coatue Capital and a high-yield Research Analyst at Morgan Stanley, covering media and telecom companies. Mr. McCormack graduated summa cum laude from The Wharton School at the University of Pennsylvania, where he was a Benjamin Franklin Scholar and a Joseph Wharton Scholar.

Additional information concerning Mr. McCormack is set forth under “Election of Directors” in this proxy statement.

Charles Beck was named our Executive Vice President, Chief Financial Officer, and Treasurer on November 5, 2013, having served since May 2012 as our Controller. Mr. Beck also oversees facilities. Before joining Digimarc, Mr. Beck was a senior manager at KPMG LLP, which provides audit, tax and advisory services, where he served in various management roles since 2002. Mr. Beck is a CPA and holds an M.B.A. in Finance, and a B.A. in Accounting, having graduated summa cum laude from the University of Portland. Mr. Beck was also the recipient of the University of Portland Dean’s Award in 2000 and completed the Executive Program for Growing Companies from the Stanford University Graduate School of Business.

Tom Benton was named our Executive Vice President and Chief Revenue Officer on September 25, 2023. Mr. Benton is responsible for driving top-line revenue growth and facilitating an inflection point in the adoption of product digitization by the world’s leading brands. Mr. Benton also oversees our marketing function. He brings 30 years of world-class sales leadership and hands-on experience helping large enterprises harness the power of transformational technologies. Mr. Benton also fosters collaboration with channel partners to drive critical market growth. Prior to joining Digimarc, Tom served in sales leadership roles at Oracle and Salesforce. Later, he served as Chief Revenue Officer at Workmarket, an ADP company, where he delivered a 53 percent compound annual growth rate in revenue. Most recently, Mr. Benton was Chief Revenue Officer at HireVue, doubling annual recurring revenue in three years and securing over half the Fortune 100 as clients. Mr. Benton has bachelor’s degrees in commerce and marketing from Santa Clara University.

George Karamanos was named our Executive Vice President, Chief Legal Officer, Compliance Officer & Corporate Secretary on April 8, 2024. Mr. Karamanos manages Digimarc’s global legal affairs with a focus on corporate governance and go-to-market acceleration. Mr. Karamanos also oversees our information technology function. He brings nearly two decades of software-as-a-service legal experience to Digimarc, building on CLO and General Counsel roles at DataRobot, Inc. and AppDynamics, respectively. Mr. Karamanos most recently served as CLO at ZipHQ, Inc., where he optimized the legal function for deal velocity and go-to-market acceleration. He holds an LLM with high merit in Comparative Competition and IP Law from University College, London, a J.D. from New York University School of Law, and a B.A. in Ancient History with high distinction from the University of Virginia.

Carle Quinn was named Executive Vice President and Chief People Officer on April 29, 2024. Ms. Quinn leads all aspects of the human resources function globally for Digimarc. Ms. Quinn’s twenty years of experience are marked by a people-first strategy that infuses human elements into every business facet. Ms. Quinn’s leadership fosters an environment ripe for innovation and collaborative success and ignites a passion for empowering people. Ms. Quinn’s prior role as Chief People Officer at Workato saw her significantly contributing to the company's rapid growth. Her comprehensive background, enriched by key positions at SAP and experience gained at leading companies like Citrix, GE, IBM, and QVC, further solidifies her insight into leadership and talent development in the tech industry.

Tony Rodriguez was named our Executive Vice President and Chief Technology Officer on April 29, 2019, having previously served as Chief Technology Officer and Vice President of Engineering and Research and Development since June 2008. Mr. Rodriguez joined Old Digimarc in September 1996 and has over 30 years of experience in computer science and image processing research and development. Prior to joining Digimarc, Mr. Rodriguez worked at the Intel Architecture Lab as a senior software engineer and held a variety of software development and engineering positions at Raytheon, the Jet Propulsion Laboratory (JPL), and IBM. He holds a B.S. in electrical engineering from the University of Washington and completed the AeA/Stanford Executive Institute program from the Stanford Graduate School of Business.

Ken Sickles was named our Executive Vice President and Chief Product Officer on November 1, 2021. Mr. Sickles is responsible for developing, delivering, and supporting Digimarc’s world-class global technology platform that advances the reach and effectiveness of automatic identification of media across multiple industries. Mr. Sickles has built his expertise with product, technology and marketing over twenty-five years building software-as-a-service (SaaS) products in both the B2B and B2C space. He has helped build multi-sided SaaS platforms from the ground up and successfully bring them to market, as well as extend SaaS platforms currently in the market. He has a passion for using his experience to enable technology to make our world a better place. Mr. Sickles joined Digimarc from ThinkTank, where he was Chief Technology Officer/Chief Product Officer from 2017 through 2021 and was a key contributor in the acquisition of the company by Accenture in May 2021. His previous experience includes product leadership positions for companies like 1WorldSync (then a GS1 subsidiary), Dow Jones, and Cognos.

EXECUTIVE COMPENSATION

Report of the Compensation and Talent Management Committee of the Board of Directors

The Compensation and Talent Management Committee reports as follows:

Determination and Approval of Executive Compensation

The Compensation and Talent Management Committee, (“Compensation Committee”), together with the Company’s independent outside compensation consultant, reviews assessments of executive compensation practices at least annually against comparative data and our compensation philosophy. In conjunction with the work of our independent outside compensation consultant, our President and Chief Executive Officer makes recommendations to the Compensation Committee for executives other than himself whose pay is reviewed by the Compensation Committee with the intent of keeping our executive officer compensation practices aligned with our compensation philosophy and corporate strategy. The Compensation Committee considers any recommended changes and then adopts and approves compensation packages for each of the officers before the Company can implement them.

Use of Compensation Advisors

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant. The Compensation Committee has retained Farient Advisors, a nationally recognized independent consulting firm, to provide an independent review of our executive compensation program, assist in identifying a peer group, examine our pay practices relative to the market, and assist in the design of compensation programs. The consultant provides the Compensation Committee information on market compensation classifications and trends from time to time but otherwise does not have a material additional relationship with the Company.

Inclusion of a Compensation Discussion and Analysis

Although as a smaller reporting company Digimarc is exempt from the requirement to provide a Compensation Discussion and Analysis (the “CD&A”) as part of its proxy statement, we have elected to include the CD&A again this year, as we did for fiscal years 2021, 2022 and 2023. The CD&A is designed to provide an overview and understanding of the Company’s compensation for its named executive officers. It also provides detail on several items such as our compensation philosophy, the actions we have taken in response to prior advisory votes, the selection of our peer group, instances that can lead to forfeiture of equity compensation, the prohibition of speculative transactions involving Company stock (including hedging and pledging), the absence of problematic pay practices, cash and stock “claw-back” provisions, equity vesting periods and the role they play in retention and performance-based compensation, and the increasing shift to “at risk” short-term and long-term incentive compensation.

The Compensation Committee reviewed and discussed with Digimarc’s management the CD&A. Based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2024.

Increased “At-Risk” Compensation

While this topic is addressed in more detail in the CD&A, the Compensation Committee emphasizes that all officers have significant portions of their bonus and equity compensation pay at risk, with payment tied to rigorous targets. See the CD&A for more detail from the Compensation Committee.

Investor Feedback

The Compensation Committee solicits additional feedback from our investors.

●

You may write to the Compensation Committee c/o the Corporate Secretary at Digimarc. Alternatively, you can provide information to the Corporate Secretary by email at: George.Karamanos@digimarc.com. The Chair of the Compensation Committee can be reached at: Lashonda.Anderson-Williams@digimarc.com. The Secretary will ensure that all communications get to the right member or members of the Board or the Compensation Committee.

●	Compensation Committee members are also available for telephonic meetings.

●	You can also vote on the annual “say-on-pay” proposal.

Information in this proxy statement describes the compensation paid to members of the Board and the named executive officers of the Company. We have provided summaries of the types and amounts of compensation, and how each is determined, in paragraphs and tables below.

Submitted by the Compensation and
Talent Management Committee of
the Board of Directors:

LaShonda Anderson-Williams, Chair
Sheila Cheston
Katie Kool
Michael Park

Compensation Discussion and Analysis

This CD&A provides an overview and understanding of the Company’s compensation for its named executive officers. Biographical information relating to all of our officers is set forth on page 21-22. Our named executive officers (“NEOs”) are the following officers:

●	Riley McCormack, President and Chief Executive Officer
●	Charles Beck, Executive Vice President, Chief Financial Officer and Treasurer
●	Tom Benton, Executive Vice President, Chief Revenue Officer
●	George Karamanos, Executive Vice President, Chief Legal Officer and Secretary
●	Tony Rodriguez, Executive Vice President and Chief Technology Officer

Executive Summary

Our Strategy

After purposeful strategic transformation, Digimarc has bolstered the depth and diversity of our executive leadership, Board, and employees; streamlined our products while expanding their capabilities; and increased our commitment to being a trusted, responsible enterprise partner to the world’s leading businesses and governments.

Today, Digimarc provides powerful product digitization via the creation of intelligent and interactive digital twins, leveraging the unique capabilities of our digital watermark technology. We bring products to life with a cloud-based, digital record of their journey and interactions, empowering customers with complete product visibility and actionable intelligence that enables them to run their business better. Steps taken to power this transformation include:

1)	Consolidating our technology components into a unified platform to optimize for scalable product delivery, growth, and competitive differentiation

2)

Launching products on our product digitization platform that are accretive to each other and address large and growing problems for which our unique identification and authentication technology provides a differentiated solution

3)	Amplifying the reach of our platform by leveraging channel partners to bring our product digitization capabilities to their customers

4)	Focusing on organizational health to increase employee engagement and clarity, which in turn allows for faster and more robust decision-making

We believe the broad applicability of our unique technology, applied to building products that scale and create compounding value for our customers, driven by world-class people operating in an environment of empowerment and clarity, provides enhanced value for all our stakeholders, including shareholders.

Aligning Strategy and Pay

To reinforce Digimarc’s strategic shift, the Company continues to review its executive compensation program to ensure alignment with Digimarc’s growth strategy and shareholder value creation by:

●	Focusing on both short and long-term performance for executives with our annual and long-term performance-based incentive program
●	Maintaining an annual performance-based plan focused on key financial and strategic drivers of success
●	Expanding our performance-based long-term incentive equity plan tied to long-term financial and relative external market metrics

Shareholder Engagement and Say-on-Pay (“SOP”) Results

At our 2024 shareholder meeting, shareholders approved our SOP advisory proposal with over 92% of the votes cast by our shareholders voting in favor of the proposal. This result is directly linked to the major changes the Compensation Committee made to the pay program in recent years, which better links executive pay with shareholder interests. The Compensation Committee made many of these changes based on shareholder feedback. The Company continues to further develop these plans and programs focused on driving Company success and stakeholder value.

Shareholder feedback has been and will continue to be an important component of the Company’s executive pay program. During the past several years, the Company has engaged with several of its top shareholders on topics ranging from business strategy and executive compensation to sustainability.

Compensation and Governance Practices

The Compensation Committee regularly reviews best practices in executive compensation and governance. A summary of “What We Do” and “What We Don’t Do” is listed below.

	What We Do		What We Don’t Do
●	Pay-for-Performance philosophy and culture	●	No hedging and pledging of Digimarc stock
●	Strong emphasis on performance-based incentive awards	●	No perquisites
●	Performance-based long-term equity awards focused on growth and shareholder value	●	No excise tax gross ups
●	Robust stock ownership and retention guidelines
●	Claw-back policies that cover short- and long-term incentive awards in the event of financial restatement as well as executive misconduct causing financial or reputational harm
●	Restrictions on short-term or speculative securities transactions
●	Double trigger change of control vesting provisions
●	Independent Board committee oversight
●	Independent compensation consultant

Our Compensation Process

Compensation Philosophy

Digimarc’s goals for its executive compensation program are to: (1) attract, retain, motivate, and appropriately reward the Company’s executive officers; and (2) align the interests of the Company’s executive officers with those of Digimarc shareholders. Digimarc seeks to accomplish these goals in a way that rewards performance and is aligned with its shareholders’ long-term interests. For 2024, the Company’s primary objectives for the plan evolved further to:

(1)	Provide a competitive target compensation opportunity

(2)	Align the interest of the Company’s executive officers with those of Digimarc shareholders, with a reward for long-term value creation

(3)	Reward short-term and long-term performance in line with creating shareholder value, shifting compensation from base salary to short-term and long-term incentives

(4)	Create a collaborative focus for the executive team

(5)	Ensure compensation provides attractive fixed compensation, with an increased focus on performance

(6)	Create a greater pay for performance alignment, providing upside leverage for greater performance and wealth creation

(7)	Align with standards of good governance

(8)	Keep the program as simple as possible and yet achieve desired objectives

The Role of the Compensation and Talent Management Committee, Management, and Compensation Consultant

Independent Compensation and Talent Management Committee: Executive compensation is reviewed and established by the Compensation Committee of the Board, which consists solely of independent directors. The Compensation Committee periodically meets in executive session or working group meetings, without the executive officers present, to discuss and determine the annual named executive officers’ compensation. The Compensation Committee receives data, analysis, and input from an independent compensation consultant that does not perform any additional services for Digimarc’s management and works solely for the Compensation Committee. The Compensation Committee and management also solicit and value the comments and recommendations of our investors.

Management: The Chief Executive Officer and Chief People Officer report regularly to the Board of Directors and the Compensation Committee information regarding the individual and collective performance of the executive officers and makes recommendations, in consultation with the independent compensation consultant, on all components of each executive officer’s total compensation package. The Compensation Committee considers these recommendations as one set of data in making their decisions.

Independent Compensation Consultant: The Compensation Committee retains Farient Advisors to assist in designing a market competitive, performance-based compensation program for all executives, tied to financial, strategic and market metrics. The Compensation Committee relies on its independent compensation consultant with respect to the data upon which the program is made, and to make recommendations for appropriate types and allocations of cash and equity compensation relative to the peer group and business objectives. The Compensation Committee requires all committee advisors and consultants to provide an annual independence assessment to the Compensation Committee.

Approach to Benchmarking

Our primary data source for evaluating all elements of compensation for our Chief Executive Officer is data compiled by our independent compensation consultant, Farient Advisors. For 2024, the Chief Executive Officer’s compensation was based on the Company’s peer group and the Radford Global Technology Survey, for relevant size groupings. For our other NEOs, our primary data source is the Radford Global Technology Survey.

In setting executive compensation, the Compensation Committee uses compensation data about other companies in our designated peer group as a reference point to provide a framework for its compensation decisions.

Digimarc’s approach to peer screening is focused on information technology and software companies with a similar customer base, business model, and product focus; performance, revenue and market capitalization; and good governance. The Compensation Committee approved the following group of 12 companies:

Aware	CEVA	eGain Corp	Identiv
Immersion	Intellicheck	Logility Supply Chain Solutions, Inc.(1)	Mitek Systems
NVE	PDF Solutions	Rekor Systems	ReposiTrak

(1)	American Software changed its name to Logility Supply Chain Solutions, Inc. in 2024.

For 2024, the Compensation Committee removed OMNIQ and Smith Mirco Software from the peer group because of their relatively small market capitalization.

Our Compensation Program

Compensation Elements and Pay Determination

There are three primary components of the executive compensation program: (1) base salary, (2) annual short-term incentive in the form of a cash bonus, and (3) a long-term incentive that is comprised of time-based Restricted Stock Units (“RSUs”) and Performance-Based Restricted Stock Units (“PRSUs”). The Compensation Committee believes that a material portion of all officers’ compensation must be “at risk,” so all officers have an annual short-term incentive element (a performance bonus) included in their compensation packages. “At risk” also means that the Company must meet a threshold performance level before any bonus is paid, and once that threshold is met, there should be an escalating scale which encourages exceeding the targets. The same principle applies to performance-based equity grants.

Compensation Program for 2024

Pay Element	Form	Description			Rationale
Salary	Cash	●	Fixed component of pay targeted at the median of the market		●	Designed to be market-competitive and attract and retain talent
		●	Reviewed annually, taking into consideration executive’s level of responsibility, experience, knowledge, future potential, and competitive market data
Annual Incentive Plan	Cash	●	Variable compensation component linked to Company financial and strategic goals		●	Incentivizes executives to focus on top line growth balanced with improving cash flow for future investments and growth
		●	Tied to increase in Gross New Annual Recurring Revenue (1) (“ARR”) as a leading indicator of growth and improved Adjusted Non-GAAP Net Income (2) as an indicator of future cash flow		●	Reinforces key priorities of the organization
					●	Enhances collaboration and teamwork
		●	Tied to achieving strategic goals including strategic operating objectives and engagement survey results focused on collaboration and communication
		●	All executives tied to the same goals
		●	Executives could earn 0% to 200% of their target award based on achievement of pre-established targets
Long-term Incentive Plan	RSUs/PRSUs(3)	●	Variable compensation component linked to Company financial and stock performance		●	Intended to motivate and reward executive contribution to achieve Company’s long-term growth objectives and increase shareholder value
		●	PRSUs – cliff-vest in three years tied to growth		●	Serves as retention mechanism
			–	Subscription Revenue (50%)
			–	rTSR vs. the constituents of the S&P US Small Cap Software and Services Index (50%)
			–	Executives could earn 0% to 200% of their target award based on achievement of pre-established absolute and relative targets
		●	RSUs – vest quarterly over three years

(1)

Gross New Annual Recurring Revenue reflects the total additions to Ending ARR during the fiscal year. Ending ARR is a Company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2)	Adjusted Non-GAAP Net Income reflects GAAP Net Income excluding non-cash and non-recurring items, adjusted for cash incentive compensation and normalization of service revenues.

(3)	In 2024, the Chief Executive Officer chose to receive his long-term equity incentive 100% in PRSUs, requiring the Company to meet performance thresholds to receive any compensation.

Digimarc believes that its 2024 executive compensation program, which emphasized long-term time and performance-based equity awards and annual short-term performance-based bonuses, is strongly aligned with the long-term interests of its shareholders.

Base Salary

The Compensation Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of shareholders. Base salary is determined by market-median data for the executives’ positions, individual performance, and competitive pay positioning. For 2023, the Compensation Committee reduced salaries for the Chief Executive Officer and executives from the prior year and increased target compensation of the annual performance-based incentive plan. In 2024, the Compensation Committee returned salaries for the Chief Executive Officer and executives to the prior 2022 level with an ongoing focus on performance-based incentive compensation.

Executive	2023 Salary	2024 Salary
Riley McCormack	$375,000	$415,000
Charles Beck	$355,000	$375,000
Tom Benton	$300,000	$300,000
George Karamanos (1)	$—	$375,000
Tony Rodriguez	$310,000	$325,000

(1)	Mr. Karamanos began service as Chief Legal Officer on April 9, 2024.

Annual Incentive Plan

The annual incentive plan is meant to reward executives for achieving short-term goals that are key to the Company’s success. Executives have an opportunity to receive 0% to 200% of their target based on performance versus pre-determined goals. Achievement of threshold performance would yield an incentive payout of 50% of target, while achieving stretch goals could yield up to 200% of target.

For 2024, the Compensation Committee set financial and strategic goals for the annual incentive plan focused on Gross New ARR as a leading indicator of growth, Adjusted Non-GAAP Net Income, and two strategic metrics: (i) improvement in strategic operating objectives; and (ii) improvement in organizational health focused on collaboration and clear and concise communication to drive efficiency, productivity, and growth. The Compensation Committee measured improvement in strategic operating objectives on strategic action scores and improvement in organizational health on specific employee survey questions, both versus baselines established at the beginning of the year. The Compensation Committee tied all executives to the same goals to emphasize the importance of collaboration and teamwork in driving this success.

Category	Performance Measures	How Calculated	Reason for Use
Financial	Gross New ARR Growth	Gross New ARR(1) growth measures the new ARR added in fiscal year 2024	Gross New ARR growth provides a leading indicator of future subscription revenue growth through penetration into new areas of business opportunities
	Improvement in Q4 Adjusted Non-GAAP Net Income	Adjusted Non-GAAP Net Income for the 4th quarter of 2024 represents reported Non-GAAP Net Income or Loss, which excludes non-cash and non-recurring items, adjusted for cash incentive compensation and normalization of service revenues	Adjusted Non-GAAP Net Income is a proxy for normalized cash flow used in operations
Strategic	Communication and Collaboration	Based on improvement in employee survey on questions regarding collaboration and clear communications	Digimarc’s success will be heavily driven by collaboration and all operating as One Company that is agile, resilient, and adaptive
	Strategic Operating Objectives	Plan measures improvement in organization’s standard operating objectives spanning all functions of the organization—Score calculated from 1-5 on all Company Strategic Operating Objectives

Strategic Operating Objectives are cross-functional short-term initiatives focused on driving the Company’s long-term success, with each having an executive lead and cross functional team designated to meet the clear-cut objectives

(1)

Ending ARR is a company performance metric calculated as the aggregation of annualized subscription fees from all commercial contracts as of the measurement date. ARR excludes service and government revenue. Gross New ARR represents the total additions to Ending ARR throughout the year.

The financial metrics ranged from a payout opportunity of 50% at threshold and 175% at maximum with a 65% weighting for Gross New ARR and a 35% weighting for Adjusted Non-GAAP Net Income. There was an additional 25% opportunity for achieving target on both strategic measures as they were equally weighted and could receive payouts of 50% at threshold and 100% for achieving target.

The Company generated $5.2 million of Gross New ARR in 2024. Adjusted Non-GAAP Net Income was 8% lower in 2024 than 2023. The Company paid out 96% of the annual incentive plan target for 2024.

2024 Annual Incentive Plan Measures, Goals, and Payouts

		Threshold	Target	Maximum	Actual	Payout
Financial Metrics	Wtg.	50%	100%	175%
Gross New ARR Growth	65%	15%	22.5%	30%	23%	71.0%
Q4 Adjusted Non-GAAP Net Income Improvement	35%	10%	15%	25%	(8)%	—%

		Threshold	Target	Maximum	Actual	Payout
Strategic Metrics	Wtg.	50%	100%	N/A
Communication/Collaboration	12.5%	70.0	77.0	N/A	77.0	12.5%
Strategic Operating Objectives	12.5%	2.75	3.75	N/A	4.07	12.5%
					Total Payout (as % of Target)	96.0%

Long-Term Incentive Plan

For 2024, Digimarc continued to award performance-based long-term equity for all executive officers, similar to the plans for 2022 and 2023. The plan provides for performance-based equity awards to be earned from 0% to 200% of the target amount tied to measures of revenue growth and relative total shareholder return (vs. the S&P US Small Cap Software & Services Index), which will cliff-vest in three years based on the Company’s performance on both metrics (split 50/50). The revenue growth metric is fiscal year 2026 subscription revenue, measured using a compound annual growth rate (“CAGR”) relative to the fiscal year 2023 subscription revenue. The relative total shareholder return (“rTSR”) metric is calculated as the cumulative TSR for Digimarc vs. the constituents in the S&P US Small Cap Software and Services Index (measurement starting as of 1/1/2024). The results of the subscription revenue and rTSR goals are weighted 50% each and combined for potential payout of 50% at threshold, up to 200% at the maximum level of performance. Awards are zero below the threshold and linearly interpolated between threshold and target and target and maximum performance levels.

Generally, the recipient of equity awards granted by Digimarc will forfeit the awards if the recipient does not perform as anticipated. The most obvious circumstances involve the PRSUs, where the recipient forfeits the award if the recipient does not achieve the preconditions to vesting, as well as if the employee does not remain employed until the end of the applicable performance period. For employees we place on performance improvement plans to address performance deficiencies, we defer granting additional equity awards pending the successful completion of the improvement plan or cancel them upon termination of employment. We may also suspend continued vesting under certain circumstances.

In 2024, the LTI value tied to PRSUs was maintained at 50% for executives and that LTI proportional value was sustained in 2025. Non-CEO executives continue to receive 50% of their long-term equity incentive in the form of time-based restricted stock units (RSUs), which vest ratably over three years (except for the CEO who continues to receive 100% of his LTI value in PRSUs tied to the same metrics as all executives).

2024 was the first year in which PRSUs vested under Digimarc’s Long Term Incentive (“LTI”) Plan. For the LTI period, 2022-2024, there were two equally weighted metrics: (1) Subscription Revenue growth; and (2) rTSR rank versus Peers in S&P Small Cap Software and Services Index.

PRSU Award Measures and Goals – 2022 - 2024

		Threshold	Target	Maximum	Actual
Metrics	Wtg.	50%	100%	200%
3-Year Subscription Revenue CAGR	50%	26%	40%	53%	32.6%
rTSR vs. Industry Index	50%	25th %ile	50th %ile	75th %ile	51.7%

Company’s actual performance resulted in the 2022 LTI PRSUs vesting at 90% of target.

Executive	2023 Target LTI Value (2)	2024 Target LTI Value (2)
Riley McCormack (1)	$1,050,000	$1,050,000
Charles Beck	$375,000	$375,000
Tom Benton (3)	$—	$300,000
George Karamanos (4)	$—	$350,000
Tony Rodriguez	$350,000	$350,000

(1)	Mr. McCormack’s LTI was awarded 100% in PSUs.

(2)	For the other named executive officers, the portion of LTI in the form of PSUs was 50%.

(3)	Mr. Benton began service as Chief Revenue Officer on September 25, 2023.

(4)	Mr. Karamanos began service as Chief Legal Officer on April 9, 2024.

The Compensation Committee believes that equity compensation is the primary tool that aligns the interests of Company executives with the shareholders. The bulk of many of Digimarc’s officers’ net worth is in Digimarc shares, driving increased incentive to meet or exceed deliverables and key performance indicators. Executives are provided an increasing return if the market price of our common stock appreciates, creating an incentive to increase shareholder value, and executives feel the pain that the shareholders feel if the stock price decreases. All executives have robust stock ownership requirements (as described under Other Compensation Practices and Policies – Stock Ownership Guidelines).

Benefits

No Perquisites. We do not provide perquisites or other personal benefits to our named executive officers, other than those benefits provided to all other employees. The Company does not engage in lending, gross-ups, or other questionable compensation practices.

Other Compensation Practices and Policies

Stock Ownership Guidelines

Our directors and named executive officers are subject to robust stock ownership guidelines. Under our guidelines, we require named executive officers and directors to own Company stock as a means of supporting alignment with the interests of our long-term shareholders. Our stock ownership guidelines are described in the section entitled Officer and Director Stock Ownership Guidelines on pages 9-10.

Insider Trading Policies

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities that apply to our directors, officers, executives, employees, consultants and their respective affiliates. We believe that our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards.

Anti-Hedging and Anti-Pledging Provisions

We expressly prohibit hedging and pledging of Company stock by all officers, directors, and employees. Moreover, we prohibit short-term and speculative transactions (expressly including hedging or pledging of Company stock) for all officers, directors, and employees under Digimarc’s insider trading policy. The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel if they engage in short-term or speculative securities transactions. Therefore, we prohibit Company officers, directors, and employees from engaging in any of the following activities involving the Company’s shares:

●	Purchasing the Company’s securities on margin

●	Short sales

●	Buying or selling puts or calls

●	Trading in options (other than those granted by the Company)

●	Pledging Company securities as collateral for a loan

●	Any hedging or monetization transaction, such as zero-cost collars and forward sale contracts

Claw-back Policies

The Company has implemented an Incentive Compensation Recovery policy for executive officers in compliance with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608, which requires the Company to recoup incentive compensation from executive officers in the event of a financial restatement. The Company’s Claw-back Policy also applies to all officers and employees in the Corporate Governance Guidelines. Under the revised guidelines, if any officer or employee of the Company engages in any of the following:

●	Fraud or intentional misconduct that causes the Company to restate its financial statements,

●	Sexual harassment, or

●	Detrimental conduct by such officer or employee that causes material financial or reputational harm,

then the Company will have the discretion, at the direction of the Compensation Committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, to take any or all of the following actions, as determined by the Compensation Committee in its discretion, regarding any incentive compensation (including any equity compensation) awarded or paid to such officer or employee:

●	Require such officer or employee to reimburse the Company for all or a portion of such incentive compensation,

●	Cancel all or a portion of such incentive compensation, or

●	Take other remedial and recovery action.

Post-Employment Compensation/Change-in-Control

As of December 31, 2024, Digimarc’s existing Change in Control Retention Agreements have expired. The Company has entered into Executive Retention Agreements with each of the executive officers that offer compensation and benefits in the event of qualifying terminations as described in more detail in the "Executive Agreements" section below.

Compensation Paid to Named Executive Officers in 2024 and its Components

2024 SUMMARY COMPENSATION TABLE

The following table contains information in summary form concerning the compensation earned by our named executive officers for the years ended December 31, 2022, 2023, and 2024.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Riley McCormack	2024	$415,000	$318,720	$1,393,981	$96	$2,127,797
Chief Executive Officer & President	2023	$375,000	$600,000	$1,375,518	$100	$2,350,618
	2022	$1	$—	$1,916,242	$—	$1,916,243

Charles Beck	2024	$375,000	$144,000	$436,675	$14,375	$970,050
Executive Vice President,	2023	$355,000	$284,000	$433,274	$14,175	$1,086,449
Chief Financial Officer and Treasurer	2022	$375,000	$28,125	$477,075	$13,550	$893,750

Tom Benton (3)	2024	$300,000	$288,000	$349,435	$166,950	$1,104,385
Executive Vice President,	2023	$81,250	$161,096	$150,031	$3,744	$396,121
Chief Revenue Officer

George Karamanos (4)	2024	$317,500	$105,527	$757,605	$126,895	$1,307,527
Executive Vice President,
Chief Legal Officer and Secretary

Tony Rodriguez	2024	$325,000	$124,800	$407,683	$14,211	$871,694
Executive Vice President,	2023	$310,000	$248,000	$404,305	$100	$962,405
Chief Technology Officer	2022	$325,000	$24,375	$449,469	$14,375	$813,219

(1)	These amounts do not reflect compensation actually received by the named executive officer, unless otherwise indicated. These amounts represent the aggregate grant date fair value of the awards calculated in accordance with FASB ASC 718. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the respective fiscal years. The amounts with respect to performance-vesting awards included in 2024 represent the grant date fair value assuming achievement of 100% performance for such awards, and the grant date fair value of all stock awards with the PRSU component assuming maximum performance is as follows: Mr. McCormack, $2,787,962; Mr. Beck, $685,694; Mr. Benton, $548,650; Mr. Karamanos, $989,967; and Mr. Rodriguez, $633,588. The awards for which the aggregate grant date fair value is shown in this column include awards described in the 2024 Grants of Plan-Based Awards Table and 2024 Outstanding Equity Awards at Fiscal Year-End Table.

(2)	These amounts generally consist of matching contributions to our 401(k) plan in the following amounts: Mr. McCormack, $0; Mr. Beck, $14,375; Mr. Benton, $16,250; Mr. Karamanos, $14,375; and Mr. Rodriguez, $14,211. In 2024, it also included sign-on bonuses which were paid in quarterly installments for total amounts of: Mr. Benton, $150,000; and Mr. Karamanos, $112,500.

(3)	Mr. Benton began service as Chief Revenue Officer on September 25, 2023.

(4)	Mr. Karamanos began service as Chief Legal Officer on April 9, 2024.

Equity Compensation

2024 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2024, to each of the named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (2)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (1)
Riley McCormack	Non-Equity Incentive Plan Award			$—	$332,000	$664,000
	Performance Unit Award	2/15/2024	2/12/2024				—	26,590	53,180		$1,393,981	(3)

Charles Beck	Non-Equity Incentive Plan Award			$—	$150,000	$300,000
	Performance Unit Award	2/15/2024	2/12/2024				—	4,750	9,500		$249,019	(4)
	Restricted Stock Award	2/15/2024	2/12/2024							4,752	$187,656

Tom Benton	Non-Equity Incentive Plan Award			$—	$300,000	$600,000
	Performance Unit Award	2/15/2024	2/12/2024				—	3,800	7,600		$199,215	(5)
	Restricted Stock Award	2/15/2024	2/12/2024							3,804	$150,220

George Karamanos	Non-Equity Incentive Plan Award			$—	$150,000	$300,000
	Performance Unit Award	5/15/2024	5/15/2024				—	6,894	13,788		$232,362	(6)
	Restricted Stock Award	5/15/2024	5/15/2024							20,687	$525,243

Tony Rodriguez	Non-Equity Incentive Plan Award			$—	$130,000	$260,000
	Performance Unit Award	2/15/2024	2/12/2024				—	4,432	8,864		$232,348	(7)
	Restricted Stock Award	2/15/2024	2/12/2024							4,440	$175,336

(1)

These amounts represent the aggregate grant date fair value of the awards calculated in accordance with FASB ASC 718 presuming 100% achievement of performance. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2)	These amounts represent equity incentive awards assuming achievement of 100% performance.

(3)	At maximum performance, the grant date fair value is $2,787,962.

(4)	At maximum performance, the grant date fair value is $498,038.

(5)	At maximum performance, the grant date fair value is $398,430.

(6)	At maximum performance, the grant date fair value is $464,725.

(7)	At maximum performance, the grant date fair value is $464,695.

The awards in the 2024 Grants of Plan-Based Awards Table include awards that are also described in the 2024 Summary Compensation Table.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Equity Compensation

Equity awards are made to our named executive officers in accordance with the provisions of the 2018 Incentive Plan. RSUs granted to our named executive officers generally vest quarterly over a three-year or four-year period, following the date of grant, contingent upon the executive officer’s continued employment with us. PRSUs cliff-vest after a three-year performance period, subject to attaining performance goals.

Salary in Proportion to Total Compensation

In 2024, our named executive officers received the following percentage of their total compensation reported in the Summary Compensation Table in the form of base salary:

Mr. McCormack: 20%

Mr. Beck: 39%

Mr. Benton: 27%

Mr. Karamanos: 24%

Mr. Rodriguez: 37%

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides summary information, as to the named executive officers, concerning outstanding equity awards as of December 31, 2024.

		Stock Awards
	Grant	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not (1)	Equity Incentive Plan Awards: Market Value Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not
Name	Date	(#) Vested	($) Vested	(#) Vested		($) Vested
Riley McCormack	2/15/2024	—	$—	26,590	(2)	$995,796
	2/15/2023	—	$—	46,938	(3)	$1,757,828
	2/15/2022	—	$—	39,040	(4)	$1,462,048

Charles Beck	2/15/2024	3,564	$133,472	4,750	(2)	$177,888
	2/15/2023	3,496	$130,925	8,382	(3)	$313,906
	2/15/2022	594	$22,245	3,046	(4)	$114,073
	2/15/2021	467	$17,489	—		$—

Tom Benton (5)	2/15/2024	2,853	$106,845	3,800	(2)	$142,310

George Karamanos (6)	5/15/2024	19,537	$731,661	6,894	(2)	$258,180

Tony Rodriguez	2/15/2024	3,330	$124,709	4,432	(2)	$165,978
	2/15/2023	3,261	$122,124	7,824	(3)	$293,009
	2/15/2022	548	$20,523	2,812	(4)	$105,309
	2/15/2021	408	$15,280	—		$—

(1)

RSU awards granted prior to 2022, vest quarterly over a four-year period, unless otherwise footnoted, following the date of grant contingent upon the executive officer’s continued employment with us. RSU awards granted in 2022 and beyond vest quarterly over a three-year period.

(2)	Amount includes PSUs measured at 100% attainment, which would vest in 2027 and are estimated to vest at 149% attainment as of December 31, 2024.

(3)	Amount includes PSUs measured at 100% attainment, which would vest in 2026 and are estimated to vest at 166% attainment as of December 31, 2024.

(4)	Amount includes PSUs measured at 100% attainment, which vested in 2025 at 90% attainment.

(5)	Mr. Benton began service as Chief Revenue Officer on September 25, 2023.

(6)	Mr. Karamanos began service as Chief Legal Officer on April 9, 2024.

The awards in the 2024 Outstanding Equity Awards at Fiscal Year-End Table include awards that are also described in the 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table.

Equity Value Realized by Officers in 2024

2024 STOCK VESTED TABLE

The following table provides summary information for each of the named executive officers who had stock awards that vested in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Riley McCormack	—	$—
Charles Beck	8,918	$266,187
Tom Benton	5,399	$156,189
George Karamanos	1,150	$30,579
Tony Rodriguez	8,194	$244,699

Potential Payments upon Termination or Change-in-Control

There are several scenarios wherein payments can be made to executives upon termination or change-in-control of the Company. These scenarios include payments made pursuant to Change of Control Retention Agreements, the normal operation of the 2018 Stock Incentive Plan, and severance or separation agreements. A table at the end of this section sets forth the potential payments under these scenarios.

Executive Agreements

Each named executive officer was a party to a change of control retention agreement that was effective through the period ended December 31, 2024. Such agreements provided for certain severance benefits in the event of termination of the executive officer without cause by Digimarc, or termination by the executive officer for good reason, within 12 months following a change of control of Digimarc during the term of the change of control retention agreement. The severance benefits payable upon such a termination included 12 months’ salary and up to 18 months’ premiums necessary to continue the executive’s health insurance coverage under our health insurance plan.

In connection with the expiration of such change of control retention agreements, the Compensation Committee approved effective for employment terminations after January 1, 2025 a new form of executive retention agreement for each of the named executive officers. Such agreements provide for certain severance benefits in the event of termination of the executive officer without cause by Digimarc, or termination by the executive officer for good reason. The severance benefits payable upon such a termination include 18 months’ salary for Mr. Riley and 12 months’ salary for the other executive officers and up to 18 months’ premiums necessary to continue the executive’s health insurance coverage under our health insurance plan. If such  termination of employment occurs within three months before or twelve months after a change of control, the executive officer would also be entitled to a pro rata target bonus and vesting of equity awards.

In consideration for the post-termination payments described above, the named executive officer must execute and not revoke a settlement agreement and general release related to employment and termination.

Stock Options, Restricted Stock Awards and RSUs under the 2018 Incentive Plan

The 2018 Incentive Plan provides that, unless the Compensation Committee otherwise determines in the grant document, an employment agreement, or other agreement between the plan participant and the Company, all outstanding awards that are not performance shares or performance units will fully vest and become exercisable or payable immediately prior to a change in control (as defined in the 2018 Incentive Plan). In the event of a change in control which constitutes a company transaction (as defined in the 2018 Incentive Plan), all outstanding awards that vest solely based on continued service will become fully vested and immediately exercisable or payable only if and to the extent that the awards are not assumed or replaced by the successor company; if and to the extent that the awards are assumed or replaced by the successor company, such awards will become fully vested and immediately exercisable or payable if the named executive officer’s employment is terminated other than voluntarily without good reason within one year following the change in control. Notwithstanding the foregoing, the Compensation Committee has discretionary authority to determine the terms and conditions of any award granted under the 2018 Incentive Plan. In the event a named executive officer’s employment terminates as a result of their death or disability, the executive’s restricted stock awards and RSU awards will generally fully vest and become payable and vested stock options will generally remain exercisable until the earlier of the one-year anniversary of their termination and the original option expiration date. In the event a named executive officer’s employment is terminated by us without cause, the executive’s restricted stock awards will generally fully vest and become payable.

Table of Potential Payments upon Termination or Change-in-Control

The following table summarizes potential payments upon termination of employment or a change in control to each of the named executive officers employed on the last day of our most recently completed fiscal year. The amounts set forth in the table assume that the triggering event occurred on the last business day of our last completed fiscal year and that our stock price was the closing market price per share on that date.

Name	Benefit	After Change in Control Termination without Cause or for Good Reason (1)	Termination Upon Death or Disability (2)	Termination Without Cause (3)	Change in Control if Awards not Assumed (4)
Riley McCormack	Restricted Stock Vesting Acceleration	$—	$—	$—	$—
	Performance Stock Vesting acceleration	4,215,672	4,215,672	—	4,215,672
	Salary Continuation	415,000	—	—	—
	Non-Equity Incentive Compensation	318,720	—	—	—
	Benefits	17,355	—	—	—
	Total Value	$4,966,747	$4,215,672	$—	$4,215,672

Charles Beck	Restricted Stock Vesting Acceleration	$304,131	$304,131	$17,489	$304,131
	Performance Stock Vesting acceleration	605,866	605,866	—	605,866
	Salary Continuation	375,000	—	—	—
	Non-Equity Incentive Compensation	144,000	—	—	—
	Benefits Continuation	17,355	—	—	—
	Total Value	$1,446,353	$909,998	$17,489	$909,998

Tom Benton	Restricted Stock Vesting Acceleration	$106,845	$106,845	$—	$106,845
	Performance Stock Vesting acceleration	142,310	142,310	—	142,310
	Salary Continuation	300,000	—	—	—
	Non-Equity Incentive Compensation	288,000	—	—	—
	Benefits Continuation	17,355	—	—	—
	Total Value	$854,510	$249,155	$—	$249,155

George Karamanos	Restricted Stock Vesting Acceleration	$731,661	$731,661	$—	$731,661
	Performance Stock Vesting acceleration	258,180	258,180	—	258,180
	Salary Continuation	375,000	—	—	—
	Non-Equity Incentive Compensation	105,527	—	—	—
	Benefits Continuation	17,355	—	—	—
	Total Value	$1,487,723	$989,841	$—	$989,841

Tony Rodriguez	Restricted Stock Vesting Acceleration	$282,635	$282,635	$15,280	$282,635
	Performance Stock Vesting acceleration	564,297	564,297	—	564,297
	Salary Continuation	325,000	—	—	—
	Non-Equity Incentive Compensation	124,800	—	—	—
	Benefits Continuation	17,355	—	—	—
	Total Value	$1,314,087	$846,932	$15,280	$846,932

(1)

This column reflects potential vesting acceleration under the Digimarc 2018 Incentive Plan and applicable award agreements. It also shows payments under the executives’ Change in Control Retention agreements.

(2)	This column reflects potential vesting acceleration under the Digimarc 2018 Incentive Plan and applicable Restricted Stock Award and RSU Award agreements.

(3)	This column reflects potential vesting acceleration under the applicable Restricted Stock Award agreement.

(4)

This column reflects potential vesting acceleration under the Digimarc 2018 Incentive Plan, in the case where there is a Change in Control that is not a Company Transaction or if the awards are not assumed.

Pay Ratio

We are providing the following information about the relationship of the annual total compensation of Mr. McCormack, our President and Chief Executive Officer, and the annual total compensation of our employees. For 2024, our last completed fiscal year: (i) the total annual compensation of our Chief Executive Officer was $2,127,701, and (ii) the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $169,432. Based on this information, for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 12.6 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows. We determined that as of March 4, 2025, our employee population consisted of 148 individuals working at the Company and its consolidated subsidiaries, with 76.4% of these individuals located in the United States and 23.6% located in Europe. We selected March 4, 2025, as the date upon which we would identify the median employee, as this reflects the employee base after we concluded our reorganization as described in our Form 8-K filed on February 26, 2025.

To identify the median employee from our employee population, we calculated each employee’s target annual compensation for 2024 based on information from the Company’s human resources and payroll records, which included the annual base salary for salaried employees, annualized for employees hired during 2024; the hourly rate multiplied by standard weekly hours worked for hourly employees, annualized for employees hired during 2024; any annual corporate bonus or other compensation at target; and the grant date fair value of equity incentives granted during 2024. All compensation elements for non-U.S. employees were converted to U.S. dollars using December 31, 2024, currency exchange rates. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined that the median employee was a full-time, salaried employee located in one of our U.S. locations, with total target compensation for 2024 in the amount of $169,432.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K of the Securities Act, resulting in annual total compensation of $169,432, which included base pay, any overtime pay, stock, bonuses, and any other cash paid under the Company’s policy. With respect to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio formulas reported by other companies may not be comparable to the pay ratio formula reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance

We strive for alignment between executive compensation, company performance and value creation. The Company remains in a period of strategic transformation, which is reflected in the compensation program updates we have made in recent years. Since the arrival of our new President and Chief Executive Officer, Riley McCormack, in 2021, we have increased the program’s focus on both short- and long-term performance through the introduction of new annual and long-term performance incentive plans, which tie to key financial, strategic and market drivers.

We believe that over the long-term, our investments in the Company, our unique technology and product offerings, our focus on diverse talent, and our overall strategy will serve to deliver value to all our stakeholders, including shareholders. Similarly, long-term executive pay outcomes will align with our performance and value creation. For further information concerning the Company’s performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, refer to the Executive Compensation section of this proxy statement.

Pay versus Performance Table

As required by section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between “compensation actually paid,” herein referred to as “CAP” to our Chief Executive Officer and our other named executive officers (“NEOs”) as compared to the Company’s total shareholder return and our GAAP net income. As a Smaller Reporting Company, the following table provides compensation and performance information for the past three fiscal years.

2024 Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Compensation Actually Paid to Non-CEO NEOs (1)(2)	Total Shareholder Return (Value of Initial Fixed $100 Investment) (3)	Net Income (Loss) (4)
2024	$2,127,797	$2,555,718	$1,052,576	$1,041,268	$94.9	$(39,010,000)
2023	$2,350,618	$5,126,883	$1,014,657	$1,678,725	$91.5	$(45,959,000)
2022	$1,916,243	$816,180	$849,553	$353,180	$46.8	$(59,798,000)

(1)	The non-CEO NEOs for each applicable year are as follows:

–	2024: Charles Beck, Tom Benton, George Karamanos, and Tony Rodriguez

–	2023: Charles Beck, Joel Meyer, Tony Rodriguez, and Ken Sickles

–	2022: Charles Beck, Joel Meyer, Tony Rodriguez, and Ken Sickles.

(2)

The SEC rules require that certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP, as reported in the Pay versus Performance table above. The table below details the applicable adjustments that were made to determine CAP.

(3)	Cumulative indexed TSR is measured using the closing price as of a base date of December 31, 2021.

(4)	Net Income reflects GAAP net income (loss), as disclosed in our financial statements.

Adjustments to Calculate CAP from SCT Pay

			Equity Awards
Fiscal Year	Executives	SCT Total Pay	Deduct SCT Stock & Option Awards	Add Year-End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Year	Add Change in Value of Vested Equity Granted in Prior Years	Add Change in Value of Awards Not Meeting Vesting Conditions	Total CAP
2024	CEO	$2,127,797	$(1,393,981)	$1,624,988	$196,914	$—	$—	$—	$2,555,718
	Other NEOs (avg)	$1,052,576	$(487,850)	$459,935	$16,129	$28,917	$(28,440)	$—	$1,041,268
2023	CEO	$2,350,618	$(1,375,518)	$3,192,488	$949,843	$—	$9,452	$—	$5,126,883
	Other NEOs (avg)	$1,014,657	$(411,547)	$757,445	$180,643	$64,607	$72,919	$—	$1,678,725
2022	CEO	$1,916,243	$(1,916,242)	$843,019	$—	$—	$(26,840)	$—	$816,180
	Other NEOs (avg)	$849,553	$(463,272)	$154,741	$(165,643)	$86,238	$(108,438)	$—	$353,180

Relationship Between Compensation Actually Paid and Performance Measures

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	621,577	$22.31	1,273,556
Equity compensation plans not approved by security holders	—	—	—
Total	621,577	$22.31	1,273,556

(1)

This amount is comprised of 708 shares to be issued upon exercise of options (with a weighted average exercise price of $22.31), 406,225 shares to be issued pursuant to RSUs, and 214,664 shares to be issued pursuant to PRSUs (assuming target performance). Additionally, there were 59,157 outstanding shares subject to restricted stock awards, for a total of 680,734 shares issued or to be issued.

(2)	Weighted-average exercise price in column (b) does not take into account shares to be issued pursuant to RSUs or PRSUs.

(3)	Consists of shares of our common stock issuable pursuant to awards granted under the Digimarc Corporation 2018 Incentive Plan.

Shares available for issuance under our 2018 Incentive Plan may be granted pursuant to stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and cash-based awards, which may be granted to officers, directors, employees, consultants, agents, advisors, and independent contractors who provide services to us and our affiliated companies.

Our non-employee directors receive restricted stock under our Equity Compensation Program for Non-Employee Directors adopted by the Board and administered under our 2018 Incentive Plan. Each non-employee director receives an initial grant of restricted stock having an aggregate value of approximately $200,000. The restrictions lapse in equal installments on each of the first three anniversaries of the grant. Each non-employee director receives an annual grant of restricted stock having an aggregate value of approximately $100,000 on the date of each annual meeting of shareholders. If elected between annual meetings, new non-employee directors receive an annual grant of restricted shares having an aggregate value of a pro-rated portion of $100,000 for their service until the next annual meeting. The restrictions lapse on the one-year anniversary date of the grant, or immediately prior to the next annual meeting of shareholders that occurs prior to such first anniversary, but at least 50 weeks after the prior year’s annual meeting of shareholders.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal No. 3 on your proxy card)

The Purpose of the Say-on-Pay Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Digimarc shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote on executive compensation is referred to as a “say-on-pay vote.” Digimarc offers shareholders a say-on-pay vote every year.

How to Learn More About Digimarc’s Executive Compensation Program

We encourage shareholders to read the “Executive Compensation” and “Compensation Disclosure and Analysis” sections of this proxy statement for a more detailed discussion of our compensation program and policies, the compensation and governance-related actions taken in recent years, and the compensation awarded to our named executive officers.

Riley McCormack is now entering his fourth full year as Chief Executive Officer of the Company. His compensation for 2024, and the changes made from 2023, are summarized in the CD&A. The other executive officers of the Company are also compensated in a manner consistent with the processes and philosophy set forth below.

Digimarc’s Process to Determine Fair Compensation and Conduct Shareholder Outreach

In recent years, the Company conducted outreach to inform shareholders of changes to our executive compensation program, seek their advice and counsel regarding the changes, and bring that information into the process. Our shareholders favored placing a significant portion of each named executive officer’s compensation “at risk” by having more performance-based elements of compensation with both financial and operational elements. Several shareholders also recommended governance changes discussed in that section of this proxy statement.

Responding to this feedback, the Compensation and Talent Management Committee has made significant changes to the Company’s executive compensation practices. Beginning in 2021, the Company has (1) retained a new outside independent compensation consultant to help determine the Chief Executive Officer’s and other executives’ compensation program, (2) added material performance-based incentive plans (annual and long-term) to the compensation plan for all named executive officers in lieu of fixed compensation, (3) recruited new members to the Compensation and Talent Management Committee to represent the interests of the shareholders, and (4) revamped the executive compensation program to expand the performance-based features of all plans, driving a focus on key financial, strategic, and relative market goals. In response to these initiatives to create stronger pay-for-performance alignment and drive shareholder value, shareholders approved our SOP advisory proposal with over 92% of the votes cast at our 2024 shareholder meeting.

Effect of the “Advisory Vote” Relating to Say-on-Pay

Digimarc requests shareholder approval of the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables).

Although this vote is advisory and non-binding on the Compensation and Talent Management Committee, the Board, or the Company, the Board and the Compensation and Talent Management Committee, which are responsible for designing and administering Digimarc’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

If a quorum is present, the compensation of Digimarc’s named executive officers will be approved on a non-binding basis if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

Digimarc believes the compensation program for the named executive officers is instrumental in helping Digimarc achieve its strategic objectives and long-term financial goals. We ask for your support with a positive vote for the say-on-pay proposal.

The Board of Directors recommends a vote FOR the approval, on a non-binding basis, of the compensation of Digimarc’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

VOTE TO APPROVE EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 4 on your proxy card)

We are asking shareholders to approve the Digimarc Corporation Employee Stock Purchase Plan (“Employee Stock Purchase Plan” or “ESPP”). Our Board of Directors adopted the Employee Stock Purchase Plan on February 25, 2025, subject to shareholder approval. The description set forth below of the Employee Stock Purchase Plan is a summary and is qualified in its entirety by reference to the complete text of the Employee Stock Purchase Plan, which is attached to this proxy statement as Appendix A. Please read the Employee Stock Purchase Plan for more detailed information.

The purpose of the Employee Stock Purchase Plan is to provide eligible employees of the Company and those subsidiaries designated to participate in the Employee Stock Purchase Plan with an opportunity to purchase shares of common stock of Digimarc. A total of 250,000 shares of common stock will be available for issuance and purchase under the Employee Stock Purchase Plan. If any option to purchase terminates for any reason without having been exercised, the shares of common stock not purchased under such option shall again become available for purchase under the Employee Stock Purchase Plan.

The Employee Stock Purchase Plan will be administered by the Compensation and Talent Management Committee or any other committee appointed by the Board to administer the Employee Stock Purchase Plan (the “ESPP Committee”). The ESPP Committee has the full and exclusive discretionary authority to construe and interpret the Employee Stock Purchase Plan and the rights granted under it, to designate from time to time which subsidiaries of the Company will participate in the Employee Stock Purchase Plan, to establish rules and regulations for the administration of the Employee Stock Purchase Plan and to amend the Employee Stock Purchase Plan to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or consequences or for other purposes deemed appropriate. The ESPP Committee also may adopt special rules for employees of the Company’s international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside. The ESPP Committee has the authority to delegate its duties to officers, directors or employees of the Company.

Eligibility

Generally, all employees of the Company and its designated subsidiaries are eligible to participate in the Employee Stock Purchase Plan but the ESPP Committee may, in its discretion, determine to limit participation of employees with less than two years of service, employees with customary employment of 20 hours or less per week or customary employment for not more than five months in a year or lesser period or highly compensated employees. Employees of subsidiaries outside the United States may be excluded from participation or have different eligibility requirements as determined appropriate by the ESPP Committee, for example, to accommodate local requirements and practices. However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the Employee Stock Purchase Plan. As of March 4, 2025, there were approximately 114 employees who would be eligible to participate in the Employee Stock Purchase Plan.

Purchase of Shares of Common Stock

Pursuant to procedures established by the ESPP Committee, eligible employees may elect to purchase shares of common stock through payroll deductions or other means prescribed by the ESPP Committee. Offering periods and purchase periods are established and purchases of shares of common stock are made on the last trading day of the purchase period. Pursuant to procedures established by the ESPP Committee, employees may withdraw prior to the end of the purchase period any amounts previously withheld, without interest. If during a purchase period an employee withdraws amounts previously withheld, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.

On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee’s compensation or otherwise accumulated during the applicable purchase period for purposes of the Employee Stock Purchase Plan will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set, unless the ESPP Committee determines higher percentages, at the lesser of (i) eighty-five percent (85%) of the fair market value of a share of common stock on the option grant date (beginning of the offering period) or (ii) eighty-five percent (85%) of the fair market value of a share of common stock on the purchase date. As of March 4, 2025 the closing sales price of a share of common stock was $14.78 per share.

The Internal Revenue Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the offering period) that any employee in the United States may purchase under the Employee Stock Purchase Plan during any calendar year to $25,000. The ESPP Committee may in its discretion further limit the number of shares of common stock that an employee may purchase during any purchase period. Unless the ESPP Committee determines otherwise for a future offering or purchase period, no employee may purchase during a purchase period more than five thousand shares of common stock. The ESPP Committee may impose restrictions or limitations on the resale of shares of common stock purchased under the Employee Stock Purchase Plan. Employees in the United States must notify the Company if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Internal Revenue Code (generally, as discussed below, two years from the beginning of the applicable offering period).

The Company may deduct or withhold or require employees to pay to the Company any federal, state, local and other taxes the Company is required to withhold with respect to any event arising as a result of the Employee Stock Purchase Plan.

Effect of Certain Corporate Events

The Employee Stock Purchase Plan provides for adjustment of the number of shares of common stock which may be granted under the Employee Stock Purchase Plan as well as the purchase price per share of common stock, the maximum number of shares an employee may purchase each period and the number of shares of common stock covered by each option to purchase for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company.

In the event of any corporate transaction, the ESPP Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the Employee Stock Purchase Plan, in the number, class of or price of shares of common stock available for purchase under the Employee Stock Purchase Plan and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any transaction, the ESPP Committee may elect to have the options to purchase under the Employee Stock Purchase Plan assumed or such options to purchase substituted by a successor entity, to terminate all outstanding options to purchase either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, to shorten the offering period by setting a new purchase date or to take such other action deemed appropriate by the ESPP Committee.

Effectiveness, Amendment and Termination

The Employee Stock Purchase Plan will become effective only if the shareholders approve the Employee Stock Purchase Plan. The Board of Directors may amend or terminate the Employee Stock Purchase Plan at any time, provided no amendment which would amend or modify the Employee Stock Purchase Plan in a manner requiring shareholder approval under the requirements of any securities exchange on which shares of common stock are traded shall be effective unless shareholder approval is obtained.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the United States federal income tax consequences to the Company and employees in the United States assuming the Employee Stock Purchase Plan qualifies under Section 423 of the Internal Revenue Code. It is based on the Internal Revenue Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The amounts deducted from an employee’s pay pursuant to the Employee Stock Purchase Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the offering or purchase period when options to purchase are granted pursuant to the Employee Stock Purchase Plan or at the time the employee purchases shares of common stock pursuant to the Employee Stock Purchase Plan.

If the shares of common stock are disposed of at least two years after the first day of the offering period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the Employee Stock Purchase Plan (the "Holding Period"), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the offering period over the purchase price of the share of common stock or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of before the expiration of the Holding Period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares of common stock purchased pursuant to the Employee Stock Purchase Plan after the Holding Period, the Company will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the Employee Stock Purchase Plan. If the employee disposes of such shares of common stock prior to the expiration of the Holding Period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

Participation in the Employee Stock Purchase Plan is entirely within the discretion of the eligible employees. Because the Company cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the Employee Stock Purchase Plan, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the Employee Stock Purchase Plan. Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

Vote Required

If a quorum is present, the Employee Stock Purchase Plan will be approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

The Board of Directors recommends a vote FOR approval of the Digimarc Corporation Employee Stock Purchase Plan.

APPROVAL OF AMENDMENTS TO THE DIGIMARC CORPORATION 2018 INCENTIVE PLAN

(Proposal No. 5 on your proxy card)

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between the compensation of executives and employees and long-term shareholder value creation.

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our Board of Directors believes that we will need an additional 950,000 new shares to be available under the Digimarc Corporation 2018 Incentive Plan (the “2018 Plan”). Although the additional 950,000 new shares to be available under the 2018 Plan will increase the potential dilution to shareholders, the Board of Directors believes our equity compensation plans are well-managed and that our total equity “overhang” will remain well within market norms with the addition of the new shares. Over the last three fiscal years, our annual gross burn rate has averaged 2.23%. We calculated the annual gross burn rate for each year by summing the restricted stock, restricted stock unit, and option awards granted with the performance stock units earned in the year and dividing that sum by the weighted average shares outstanding.

In considering this proposal, we emphasize for our shareholders that Digimarc uses stock as the primary basis of incentive compensation for its officers and employees, unlike our peers, that typically use cash bonus incentives for a more significant component of their executive compensation program. Over the last two years, the relative proportion of restricted stock units and option awards granted to employees and Named Executive Officers was 77% and 23%, respectively. Accordingly, Digimarc generally requires more stock than its peers to deliver the same level of compensation to its officers and employees. However, we believe that our approach better aligns the compensation of our officers and employees with the interests of our shareholders as compared to relying more on cash bonus programs, because additional value is only delivered if the performance of the officers and employees contributes to a meaningful appreciation in stock price.

In addition, Digimarc as part of measures to conserve cash recently provided that a portion of the salary of non-executive salaried U.S. employees would instead be paid as equity awards such that those affected employees’ compensation would be aligned to Company performance. In addition, Digimarc expanded its annual incentive program to certain management employees with payouts possible solely in equity. The Board of Directors determined that these additional uses of equity to provide incentives to employees to align their interests with shareholders while Digimarc conserves cash makes it prudent to request additional shares for the 2018 Plan.

Our equity compensation program incorporates the following key features:

●

No Share Recycling for Stock Options or Stock Appreciation Rights (“SARs”). Any shares subject to a stock option that a participant tenders or the Company retains as payment for the purchase price of the option or with respect to options or SARs granted after the amendment, the Company retains for tax withholding will not be available again for issuance under the 2018 Plan.

●

Our Claw-back Policy Covers Both Time-Based and Performance-Based Awards Under 2018 Plan. Incentive compensation awards granted under the 2018 Plan are covered by Digimarc’s claw-back policy, which empowers the Committee to require executive officers to reimburse the Company for incentive compensation awarded or paid if the result of the performance measure upon which the award was based or paid, or that was considered in determining the compensation awarded or paid, is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment, and to recover incentive compensation paid (including both time-based and performance-based equity awards) to an officer or employee whose intentional misconduct contributed to increasing the amount of such compensation. The Company’s Claw-back Policy also applies to all officers and employees in the Corporate Governance Guidelines. Under the revised guidelines, if any officer or employee of the Company engages in any of the following: (i) fraud or intentional misconduct that causes the Company to restate its financial statements, (ii) sexual harassment, or (iii) detrimental conduct by such officer or employee that causes material financial or reputational harm, then the Company will have the discretion, at the direction of the Compensation Committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, to take any or all of the following actions, as determined by the Compensation Committee in its discretion, regarding any incentive compensation (including any time-based and performance-based equity awards) awarded or paid to such officer or employee: (i) require such officer or employee to reimburse the Company for all or a portion of such incentive compensation, (ii) cancel all or a portion of such incentive compensation, or (iii) take other remedial and recovery action.

●

Award Vesting Not Automatically Accelerated by Merger or Similar Transaction. In the event of a merger or other corporate transaction, awards granted under the 2018 Plan that vest based on continued service will not vest on an accelerated basis unless the awards will otherwise terminate as a result of the transaction without the holder receiving consideration in the form of such awards being either cashed-out or converted, assumed, or replaced by the continuing company.

●	No Dividends Paid on Unvested Awards. Any dividends or dividend equivalents credited to awards under the 2018 Plan will accrue and be paid only to the extent the awards become vested or payable.

Under applicable rules of the Nasdaq Stock Market, we are required to obtain shareholder approval of the amendments to the 2018 Plan.

A copy of the 2018 Plan, as amended, is attached to this proxy statement as Appendix B. The summary of certain provisions of the 2018 Plan provided above and of the material terms of the 2018 Plan provided below are not intended to be a complete description of the 2018 Plan. See Appendix B for more detailed information.

Summary of the Terms of the 2018 Incentive Plan

Purpose. The purpose of the 2018 Plan is to enhance our long-term shareholder value by offering opportunities to selected individuals to participate in our growth and success, enabling us to attract and retain the services of well-qualified individuals.

Shares Available for Issuance. The 2018 Plan authorizes the issuance of up to 3,150,000 shares of common stock, plus any shares that remain available for issuance under the predecessor 2008 Incentive Plan on the effective date of the 2018 Plan. The closing market price of one share of common stock as reported on the Nasdaq Stock Market on December 31, 2024, the last business day of the year, was $37.45. The shares authorized under the 2018 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization, or similar event. Shares issued under the 2018 Plan consist of authorized and unissued shares. If an award granted under the 2018 Plan, or an outstanding award granted under the 2008 Incentive Plan, lapses, expires, terminates, or is forfeited or surrendered without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by that award will again be available for use under the 2018 Plan. Shares that are (i) tendered by a participant or retained by us to satisfy tax withholding obligations (other than with respect to options or SARs) or (ii) covered by an award (other than an option or SAR) that is settled in cash, or in some manner that some or all of the shares covered by the award are not issued, will be available for issuance under the 2018 Plan. Shares that are tendered by a participant or retained by us as payment for the exercise price of an option or with respect to options or SARs granted after the amendment, the Company retains for tax withholding will not be available again for issuance under the 2018 Plan. Awards granted as substitute awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2018 Plan. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2018 Plan is the total stated number of shares available for issuance under the 2018 Plan, subject to adjustments for stock dividends, stock splits, recapitalizations, and other similar events.

Administration. The 2018 Plan is administered by our Compensation and Talent Management Committee of our Board of Directors (“Compensation Committee”). The Compensation Committee, subject to the terms of the 2018 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 2018 Plan and any awards, notices or agreements executed or entered into under the 2018 Plan. The Compensation Committee’s decisions, determinations and interpretations are binding on all holders of awards granted under the 2018 Plan. Subject to the terms of the 2018 Plan, the Board of Directors or the Compensation Committee may delegate administration of the 2018 Plan to one or more committees consisting of one or more members of the Board or to one or more officers within specific limits, including limits that no such officer may grant awards under the 2018 Plan to himself or herself, or to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligibility. Our employees, non-employee directors, consultants, agents, advisors and independent contractors or those of our related companies are eligible to receive awards under the 2018 Plan. As of March 4, 2025, 148 employees and six non-employee directors were eligible to participate in the 2018 Plan.

Types of Awards.

●

Stock Options. Both nonqualified and incentive stock options may be granted under the 2018 Plan. The Compensation Committee determines the exercise price for stock options, which may not be less than 100% of the fair market value of the common stock on the date of grant (except for awards granted as substitute awards in connection with acquisition transactions). The exercise price for stock options may be paid by an optionee in cash, through a broker-assisted cashless exercise, by delivery of previously owned shares or by such other consideration permitted by the Compensation Committee. The Compensation Committee also establishes: (i) the vesting schedule for each option granted and the term of each option, which term cannot exceed ten years from the date of grant; and (ii) whether an option shall continue to be exercisable, and the terms and conditions of such exercise, following termination of service or employment.

●

SARs. The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2018 Plan or on a stand-alone basis. SARs are the right to receive a payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in tandem with a stock option will result in a reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

●

Stock Awards, Restricted Stock and Stock Units. The Compensation Committee may grant awards of shares of common stock, or awards denominated in units of common stock, that are subject to repurchase or forfeiture restrictions. The repurchase or forfeiture restrictions may be based on continuous service with us or a related company or on the achievement of specified performance criteria, as determined by the Compensation Committee. Until the lapse of any applicable restrictions, participants may not dispose of their restricted stock. The Compensation Committee, in its sole discretion, may waive any repurchase or forfeiture periods and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the Compensation Committee deems appropriate. Stock units may be paid in stock, cash or a combination of stock and cash.

●

Performance Shares and Units. The Compensation Committee may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the Compensation Committee. Performance share or performance unit awards may be paid in stock, cash, or other property or in any combination of cash, stock and other property, at the discretion of the Compensation Committee.

●

Other Stock-Based or Cash-Based Awards. The Compensation Committee also is authorized to grant other incentives payable in cash or in shares of common stock, subject to its established terms and conditions.

Limitations on Dividends on Awards. Any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable.

Change in Control. Unless otherwise determined at the time of grant of an award, if certain changes in control occur, awards granted under the 2018 Plan will become fully vested and no longer subject to forfeiture. A change in control is defined in the 2018 Plan as (i) an acquisition of 40% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions or acquisitions approved by the Board of Directors, or (ii) a change in the composition of the Board of Directors during any two-year period in which the members of the Incumbent Board, as defined in the Plan, or directors nominated by the then Incumbent Board, cease to constitute at least a majority of the Board. In the event of other types of company transactions, the awards under the 2018 Plan will become fully vested and no longer subject to forfeiture only to the extent that the continuing company refuses to convert, assume, or replace such awards, and the Compensation Committee exercises its discretion and determines the awards will not be cashed out for a payment based on the consideration received by shareholders in the company transaction.

Performance-Based Compensation. The Compensation Committee may determine that awards under the 2018 Plan will be granted subject Section 16 of the 2018 Plan and to the attainment of performance goals relating to one or a combination of business criteria specified therein. The Compensation Committee structures performance goals with respect to such awards based on any of the following, or any combination, for us as a whole, or as any business unit, as reported or calculated by us: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of Digimarc) under one or more of the business criteria described above relative to the performance of other corporations. Subject to adjustments for stock dividends, stock splits, recapitalizations, and other similar events, the 2018 Plan provides that during any calendar year period, no single participant may be granted awards under Section 16 of the 2018 Plan, other than performance units, with respect to more than 750,000 shares of our common stock, except that we may make additional one-time award grants for up to 1,000,000 shares of our common stock to newly hired or newly promoted individuals. The maximum dollar value payable with respect to performance units or other awards payable in cash under Section 16 of the 2018 Plan in any one calendar year to a single participant is $2,500,000.

Transferability. Unless the Compensation Committee determines otherwise, and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), during a participant’s lifetime, awards may be exercised only by the participant and are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary to exercise an award or receive payment under an award after the participant’s death.

Adjustment of Shares. In the event of a stock dividend, stock split, recapitalization or other similar event, the Compensation Committee will make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2018 Plan; (ii) the maximum number and kind of securities issuable as incentive stock options; (iii) the maximum number and kind of securities that may be made subject to awards to any participant; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid for such award.

Term, Termination and Amendment. The 2018 Plan will continue indefinitely, unless terminated by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee may generally amend, suspend or terminate all or any portion of the 2018 Plan at any time, subject to shareholder approval to the extent required by applicable law, exchange rules or other regulatory requirements. The Compensation Committee generally may also amend outstanding awards under the 2018 Plan provided that such amendment does not reduce a participant’s rights under an award without his or her consent; provided that, the Board of Directors may amend the 2018 Plan or any outstanding award without the participant’s consent to the extent the Board of Directors deems necessary or advisable to comply with changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations, or to ensure that an award is not subject to additional taxes, interest or penalties under Section 409A of the Code. In no event may the Board of Directors or the Compensation Committee reduce the exercise price of outstanding options or stock appreciation rights or issue a new option upon exercise of an option under the 2018 Plan without shareholder approval.

Material U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the 2018 Plan to us and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the 2018 Plan, including U.S. gift or estate tax consequences or foreign, state, or local tax consequences.

Incentive Stock Options. Although we have not granted incentive stock options to date under the 2018 Plan, and do not anticipate doing so in the immediate future, generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of an incentive stock option under the 2018 Plan. If a participant exercises an incentive stock option during the participant’s employment as an employee or within three months after the participant’s employment as an employee ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date of exercise and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares that the participant receives upon exercise of an incentive stock option before the end of these holding periods, the disposition will constitute a disqualifying disposition, and the participant generally will recognize compensation taxable as ordinary income in the year of the disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the participant will recognize capital gain or loss, long-term or short-term, as the case may be, equal to the difference between (i) the amount the participant received and (ii) the option exercise price increased by the amount of compensation income, if any, the participant recognized. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.

Nonqualified Stock Options. Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the 2018 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock underlying the nonqualified stock option on the date of exercise over the option exercise price. Upon a sale of the shares acquired upon exercise of the nonqualified stock option, the participant generally will recognize short-term or long-term capital gain or loss, depending on how long the participant held the shares, equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option. If a participant pays the option exercise price entirely in cash, the tax basis of the shares that the participant receives upon exercise generally will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares’ holding period will begin on the day after the exercise date. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of our common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture. The same tax consequences described in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant’s termination of employment as an employee (or more than 12 months after termination in the case of permanent and total disability).

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a stock appreciation right, a participant will recognize compensation taxable as ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the stock appreciation right.

Unrestricted Stock Awards. If a participant receives shares of stock under the 2018 Plan that are not subject to restrictions, the participant generally will recognize compensation taxable as ordinary income at the time of receipt of the shares in an amount equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares. The participant’s holding period for the shares will begin on the date that the participant receives the shares, and the participant’s tax basis in the shares will be the amount of ordinary income the participant recognizes plus the amount, if any, paid for the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

U.S. Federal Income Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to certain limitations on deductions for compensation contained in the Code.

Code Section 409A. We intend that awards granted under the 2018 Plan comply with, or otherwise be exempt from, Section 409A of the Code.

Other Information

A new plan benefits table for the 2018 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2018 Plan if the 2018 Plan was then in effect, as described in the federal proxy rules, are not provided, because all awards made under the 2018 Plan are and will be made at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan are not determinable at this time. However, please refer to the description of restricted stock awards granted to our non-employee directors in the last fiscal year under the heading “Director Compensation” and the description of restricted stock unit awards granted to our executive officers named in the “2024 Summary Compensation Table,” as set forth in that table and the “2024 Grants of Plan-Based Awards Table” and described under the heading “Narrative to Summary Compensation Table and Grants to Plan-Based Awards Table.” If the amendments to the 2018 Incentive Plan are not approved, the 2018 Incentive Plan will continue effect without such amendments.

Vote Required

The proposal to amend the 2018 Incentive Plan will be approved if a quorum is present at the Annual Meeting and the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

The Board of Directors recommends a vote FOR the approval of the amendments to the 2018 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Digimarc routinely publishes as part of its proxy the list of any shareholders that hold a beneficial interest of more than five percent of the outstanding shares of the corporation. These shareholders also provide filings of their ownership interest. The following table contains the list of the beneficial ownership of our common stock as of March 12, 2025, by:

●	each person or entity known by us to own beneficially more than five percent of our common stock;

●	our chief executive officer, our chief financial officer, our other named executive officers, and each of our directors; and

●	all our executive officers and directors as a group.

The beneficial ownership percentage is calculated based on 21,548,263 shares of our common stock outstanding as of March 12, 2025.

Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares voting and investment power with their spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. The address of each of the executive officers and directors is care of Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

TCM|Strategic Partners L.P. (1)	3,740,240	17.4%
c/o Riley McCormack 8500 S.W. Creekside Place
Beaverton, Oregon 97008

Altai Capital Management, L.P. (2)	2,769,346	12.9%
4675 MacArthur Court, Suite 1500
Newport Beach, California 92660

Vincent C Smith (3)	2,225,672	10.3%
33 New Montgomery Suite 1500
San Francisco, CA 94105

The Vanguard Group, Inc.	1,305,917	6.1%
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock, Inc.	1,095,259	5.1%
50 Hudson Yards
New York, NY 10001

Named Executive Officers:
Riley McCormack (4)	3,804,899	17.7%
Charles Beck	61,775	*
Tony Rodriguez	40,118	*
George Karamanos	20,072	*
Tom Benton	5,408	*

Directors:
Sandeep Dadlani	27,323	*
Kathleen Kool	24,938	*
LaShonda Anderson-Williams	14,591	*
Michael Park	10,895	*
Dana Mcilwain	10,405	*
Sheila Cheston	10,239	*
All executive officers and directors as a group (11 persons)	4,030,663	18.7%

*	Less than 1%

(1)	This information is based solely on the Schedule 13D filed by TCM Strategic Partners L.P. on December 16, 2020.

(2)	This information is based solely on the Schedule 13G filed on February 14, 2025, for holdings as of December 31, 2024.

(3)	This information is based solely on the Schedule 13G/A filed on February 8, 2024, for holdings as of December 31, 2023.

(4)	Mr. McCormack’s shares include the shares held by TCM Strategic Partners L.P.

SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting

Pursuant to our Bylaws, a shareholder nomination of one or more persons for election to the Board and the proposal of other business to be considered by shareholders must be timely noticed to the Corporate Secretary of Digimarc to be considered properly brought before an Annual Meeting by a shareholder. To be timely for the 2026 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices no earlier than January 7, 2026, and no later than February 6, 2026.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Digimarc’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2026.

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at our 2026 Annual Meeting of Shareholders must be received by us not later than November 25, 2025, in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

The proxies to be solicited by us through our Board for the 2026 Annual Meeting of Shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at the Annual Meeting of Shareholders if we fail to receive notice of the shareholder’s proposal for the meeting by March 9, 2026.

ANNUAL MEETING MATERIALS

Single and Multiple Mailings

If you requested a print version of our proxy materials and share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of our proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at: Digimarc Corporation, Attn: Investor Relations, 8500 S.W. Creekside Place, Beaverton, OR 97008, Phone: +1 503-469-4800, Fax: +1 503-469-4771. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials. We ask you to consider the environment in deciding the necessity of these requests.

Form 10-K

Every year, Digimarc prepares and files with the SEC our Annual Report on Form 10-K for that calendar year. We will provide, without charge, upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as we have filed with the SEC. Written requests should be mailed to George Karamanos, Secretary, Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, Oregon 97008. We ask you to consider the environment in deciding the necessity of these requests.

Other Materials

All materials filed by us with the SEC can be obtained through the SEC’s website at www.sec.gov.

OTHER BUSINESS TO COME BEFORE THE MEETING

The Board is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders arise, the proxy card gives authority to the persons listed on the card to vote at their discretion.

A MESSAGE FROM OUR CEO

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card, voting instruction card or notice of internet availability of our proxy materials. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Your vote is important to us. Thank you for your continuing ownership and support of Digimarc Corporation.

By Order of the Board of Directors,

/s/ Riley McCormack

Riley McCormack
Chief Executive Officer

Beaverton, Oregon

March 25, 2025

Appendix A

DIGIMARC CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Article 1.	PURPOSE

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code with respect to employees subject to United States federal income tax but the Company makes no representation of such status or undertaking to maintain such status. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

Article 2.	DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix I.

Article 3.	ELIGIBILITY REQUIREMENTS

3.1.

Eligibility. Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Article 4 on the first Enrollment Date on or following the later of (a) the date such individual becomes an Employee; or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2.	Limitations on Eligibility. The following Employees are not eligible to participate in the Plan:
a.	Employees who have been employed less than two (2) years or any lesser period established by the Committee;

b.	Employees whose customary employment is twenty (20) hours or less per week or any lesser number of hours established by the Committee;

c.	Employees whose customary employment is for not more than five (5) months in any calendar year or any lesser period in a calendar year established by the Committee;

d.	Highly Compensated Employees if and to the extent so provided by the Committee; and

e.

Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

Article 4.	ENROLLMENT

Any Eligible Employee may enroll in the Plan for any Offering Period by completing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels in accordance with procedures established by the Committee the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 8.1.

Article 5.	GRANT OF OPTIONS ON ENROLLMENT

5.1.

Option Grant.  Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2.

Option Expiration.  An option granted to a Participant pursuant to the Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3.

Purchase of Shares.  An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that unless the Committee determines otherwise for a future Offering Period or Purchase Period, no Participant may purchase during the Purchase Period more than five thousand (5,000) Shares, subject to adjustment as provided in Article 9, and provided further, that the Committee may, in its discretion, further limit the number of Shares purchased by each Participant in any Purchase Period.

Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000 and any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

Article 6.	PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under the Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

Article 7.	PURCHASE OF SHARES

7.1.

Option Exercise.  Any option held by a Participant which was granted under the Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2.

Refund of Excess Amount.  If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date (including after return of any amounts pursuant to Section 5.3), then the remaining amount shall unless the Committee determines otherwise be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3.

Employees of Designated Subsidiaries.  In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4.

Pro Rata Allocation.  If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Article 7, when aggregated with all Shares for which options have been previously exercised under the Plan, exceeds the maximum number of Shares reserved in Article 12, the Company may, in accordance with Article 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5.

Notice of Disposition.  If a Participant or former Participant who is subject to United States federal income tax sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer, or other disposition. Without limitation on the Participant’s or former Participant’s ability to sell, transfer or otherwise make a disposition of Shares and without limitation on Section 11.2, Participants and former Participants must maintain any Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

Article 8.	WITHDRAWAL FROM THE PLAN, TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1.

Withdrawal from the Plan.  A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of complete withdrawal as described in the preceding sentence is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible and the Company or the Employer will cease the Participant's payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or the Employer during the same Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan as of the next subsequent Enrollment Date, if any, in accordance with Article 4.

8.2.

Termination of Participation.  Unless determined otherwise by the Committee, participation in the Plan terminates on the date on which a Participant ceases to be employed by the Company or an Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee and all funds then accumulated in the Participant’s Account shall not be used to purchase Shares but shall instead be distributed to the Participant as soon as administratively feasible.

8.3.

Leave of Absence.  If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

Article 9.	ADJUSTMENTS

9.1.

Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the right to purchase Shares covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan, the maximum number of Shares each Participant may purchase each Offering Period or Purchase Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2.

Adjustments.  Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company's outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company's assets, or any other transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Article 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under the Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date or to take such other action deemed appropriate by the Committee.

Article 10.	DEATH

In the event of a Participant’s death, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate or the Committee, in its sole discretion, may pay such Account balance to the Participant’s spouse or to any one or more dependents or relatives of the Participant or such other person as the Committee may determine.

Article 11.	ADMINISTRATION

11.1.	Administration by Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2.

Authority of Committee.  The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; to permit payroll withholding adjustments to adjust for delays or mistakes in processing of withholding elections; to establish administrative procedures;  and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction; provided that such rules are not intended to result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3.

Administrative Modification.  The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable accounting or other consequences or for any other purpose deemed appropriate by the Committee.

Article 12.	NUMBER OF SHARES

Two hundred fifty thousand (250,000) Shares are reserved for sale and authorized for issuance pursuant to the Plan, subject to adjustment as set forth in Article 9. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical or take such other action as it deems appropriate and as it shall determine to be equitable.

Article 13.	MISCELLANEOUS

13.1.

Restrictions on Transfer.  Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or by a beneficiary designation if permitted in accordance with Article 10. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2.

Administrative Assistance.  If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3.

Treatment of Non-U.S. Participants.  Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4.

Withholding.  The Company or the Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

13.5.

Equal Rights and Privileges.  Except as provided in Section 13.6, all Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan other than Section 13.6 which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan except Section 13.6.

13.6.

Eligible Employees in Other Countries.  Without amending the Plan, the Committee may grant options or establish other procedures to provide benefits to Eligible Employees of Designated Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Designated Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to Eligible Employees employed in such countries or jurisdictions and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Eligible Employees of any Designated Subsidiary may be treated as a subplan outside of an “employee stock purchase plan” under Section 423 of the United States Code and not subject to the requirements of Section 423 set forth in the United States Code and the Plan.

13.7.	Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.

13.8.

Amendment and Termination.  The Board may amend, alter, or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring shareholder approval under the requirements of any securities exchange on which the Shares are traded shall be effective unless such shareholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.8.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.9.

No Right of Employment.  Neither the grant nor the exercise of any rights to purchase Shares under the Plan nor anything in the Plan shall impose upon the Company or the Employer any obligation to employ or continue to employ any Employee. The right of the Company or the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.10.	Rights as Shareholder. No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.11.

Governmental Regulation.  The Company’s obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.12.	Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.13.

Condition for Participation.  As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

APPENDIX I

DEFINITIONS

“Account”	means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

“Board”	means the Board of Directors of the Company.

“Code”	means the Internal Revenue Code of 1986, as amended.

“Committee”	means the Compensation and Talent Management Committee or any other committee appointed by the Board to administer the Plan.

“Common Stock”	means the Common Stock of the Company.

“Company”	means Digimarc Corporation, an Oregon corporation.

“Compensation”

means unless otherwise determined by the Committee, an Eligible Employee’s base salary, excluding other cash payments for commissions, overtime, bonuses, annual awards, and other cash incentive payments from the Company or a Designated Subsidiary, but including such amounts as are deferred by the Eligible Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Unless otherwise determined by the Committee, Compensation also does not include reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, equity compensation, deferred compensation, severance pay, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or a Designated Subsidiary under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

“Cut-Off Date”	means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Subsidiary”

means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

“Eligible Employee”	means an Employee eligible to participate in the Plan in accordance with Article 3.

“Effective Date”	means the effective date as determined by the Committee.

“Employee”	means any individual who is an employee of the Employer for tax purposes.

“Employer”	means the Company or any Designated Subsidiary by which an Employee is employed.

“Enrollment Date”	means the first Trading Day of an Offering Period.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”

means, as of any date, the closing trading price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date”	means a date on which an Eligible Employee is granted an option under the Plan pursuant to Article 5.

“Grant Price”	means the Fair Market Value of a Share on the Grant Date for such option.

“Highly Compensated Employees”	means Eligible Employees who are determined to be highly compensated employees within the meaning of Section 414(q) of the Code.

“Offering Period”

means each period, if any, designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

“Participant”	means an Eligible Employee who has enrolled in the Plan pursuant to Article 4.

“Plan”	means this Digimarc Corporation Employee Stock Purchase Plan.

“Purchase Date”	with respect to a Purchase Period means the last Trading Day in such Purchase Period.

“Purchase Date Price”	means the Fair Market Value of a Share on the applicable Purchase Date.

“Purchase Period”

means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

“Purchase Price”	means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

1.	The Grant Price and

2.	The Purchase Date Price.

“Shares”	means shares of the Company’s Common Stock.

“Subsidiary”

means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

“Trading Day”	means a day on which the New York Stock Exchange, NASDAQ Stock Market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

Appendix B

DIGIMARC CORPORATION

2018 INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the Digimarc Corporation 2018 Incentive Plan (the “Plan”) is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2

DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3

ADMINISTRATION

3.1  Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

3.2  Delegation

Notwithstanding the foregoing, the Board or the Compensation Committee may delegate responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3  Administration and Interpretation by Committee

(a)  Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A of the Code and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)  In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.

(c)  The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)  Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)  3,115,000 shares; plus

(b)  (i) any authorized shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 2008 Incentive Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 785,000 shares pursuant to clauses (i) and (ii) of this paragraph, subject to adjustment from time to time as provided in Section 15.1. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2  Share Usage

(a)  Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise price of an Option shall not be available for Awards under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company to satisfy tax withholding obligations in connection with an Award (other than an Option or SAR), or (ii) covered by an Award (other than an Option or SAR) that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)  The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)  Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)  Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5

ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6

AWARDS

6.1  Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2  Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3  Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4  Dividends and Distributions

Participants may, if and to the extent the Committee so determines and sets forth in the instrument evidencing the Award at the time of grant, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or a Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Section 409A of the Code. Also notwithstanding the foregoing, any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable.

SECTION 7

OPTIONS

7.1  Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2  Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3  Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4  Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5  Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)  cash;

(b)  check or wire transfer;

(c)  having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)  tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)  so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board (i.e., a “cashless” exercise); or

(f)  such other consideration as the Committee may permit.

7.6  Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time; provided, however, that any such waiver or modification shall satisfy the requirements for exemption under Section 409A of the Code.

If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of the Option Expiration Date and the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company’s insider trading policy requirements.

SECTION 8

INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9

STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. A SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2  Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3  Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time; provided, that any such waiver or modification shall satisfy the requirements under Section 409A of the Code.

9.4  Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, that any such waiver shall satisfy the requirements under Section 409A of the Code.

SECTION 10

STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1  Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2  Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3  Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11

PERFORMANCE AWARDS

11.1  Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2  Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12

OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13

WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”) to the extent such amounts are not “deferred compensation” within the meaning of Section 409A. The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. To the extent required to avoid adverse financial accounting consequences to the Company, the value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 14

ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent permitted by the Company, the Participant may designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15

ADJUSTMENTS

15.1  Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 4.3; (iv) the maximum numbers and kind of securities set forth in Section 16.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2  Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3  Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a)  All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately vested and exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control, and any such Awards constituting “deferred compensation” within the meaning of Section 409A of the Code shall be paid within 60 days following the effective date of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards, other than Awards constituting “deferred compensation” within the meaning of Section 409A of the Code, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)  The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control, and such Awards shall be paid within 60 days following the effective date of the Change in Control.

(c)  Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

15.4  Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5  No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6  Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7  Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

SECTION 16

PERFORMANCE GOALS AND LIMITATIONS ON AWARDS

The Compensation Committee may, at the time of grant of an Award, determine that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 16.1.

16.1  Performance Criteria

If the Compensation Committee determines that an Award shall be subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added (together, the ”Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales.

16.2  Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 16.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate.

16.3  Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Participant may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 750,000 shares of Common Stock for such Awards, except that the Company may make additional one time grants of such Awards for up to 1,000,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 in any one calendar year is $2,500,000.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate.

SECTION 17

AMENDMENT AND TERMINATION

17.1  Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Compensation Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2  Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the date of approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3  Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

Subject to Section 18.5, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (i) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (ii) to ensure that an Award is not subject to additional taxes, interest or penalties under Section 409A of the Code.

SECTION 18

GENERAL

18.1  No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2  Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3  Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4  No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5  Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Options granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code, although the Company makes no representations that Options granted as Incentive Stock will maintain such qualification.

Notwithstanding anything contained in the Plan to the contrary, the Company intends that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A of the Code, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from, or compliance with, Section 409A of the Code.

Furthermore, any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A of the Code are intended to qualify for the short-term deferral exemption to Section 409A of the Code, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award becomes vested unless otherwise permitted under the exemption provisions of Section 409A of the Code.

18.6  Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt, amend or rescind such modifications, procedures or subplans under the Plan as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or where Participants may reside to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7  No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8  Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9  Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10  Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11  Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19

EFFECTIVE DATE

The effective date (the ”Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a)          an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction, or (v) any acquisition approved by the Board;

(b)          a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c)          consummation of a Company Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Digimarc Corporation, an Oregon corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)          a merger or consolidation of the Company with or into any other company;

(b)          a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c)          a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i)          the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii)         no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii)        individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding. Notwithstanding the foregoing, with respect to Incentive Stock Options, “Disability” shall have the meaning attributed to that term for purposes of Section 422 of the Code.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award. The Compensation Committee may establish different Performance Periods for different Participants, and the Compensation Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Digimarc Corporation 2018 Incentive Plan.

“Prior Plan” has the definition set forth in Section 4.1.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

DIGIMARC

DIGIMARC CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

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V68590-P25731 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DIGIMARC CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) LaShonda Anderson-Williams
02) Sheila Cheston
03) Sandeep Dadlani
04) Kathleen (Katie) Kool
05) Dana McIlwain
06) Riley McCormack
07) Michael Park

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Digimarc Corporation for the year ending December 31, 2025.	☐	☐	☐
3. To approve, by non-binding vote, the compensation paid to our executive officers.	☐	☐	☐
4. To approve the Digimarc Corporation Employee Stock Purchase Plan.	☐	☐	☐
5. To approve the amendments to the Digimarc Corporation 2018 Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of the 2025 Annual Meeting of Shareholders, 2025 Proxy Statement, and 2024 Annual Report to Shareholders are available at www.proxyvote.com.

V68591-P25731

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIGIMARC CORPORATION

The undersigned hereby constitutes and appoints Riley McCormack and Charles Beck, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Digimarc Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, OR 97008-7101 on May 7, 2025 at 11:00 AM Local Time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY.

Continued and to be signed on reverse side